Exhibit 10.4

EXECUTION VERSION

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT, dated as of May 13, 2021 (this “Amendment”), is:

(1)            THE SIXTEENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (in such capacity, the “Seller”), AMERISOURCEBERGEN DRUG CORPORATION (“ABDC”), a Delaware corporation, as the initial Servicer (in such capacity, the “Servicer”), the PURCHASER AGENTS and PURCHASERS listed on the signature pages hereto, and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as administrator (in such capacity, the “Administrator”); and

(2)            THE FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation, as buyer (in such capacity, “Buyer”), ABDC and ASD SPECIALITY HEALTHCARE, LLC, a California limited liability company, each of the foregoing, as an originator (in such capacity, an “Originator,” and collectively, the “Originators”).

R E C I T A L S

A.            The Seller, Servicer, the Purchaser Groups, and the Administrator are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

B.             Buyer and the Originators are parties to that certain Amended and Restated Receivables Sale Agreement, dated as of October 16, 2020 (as amended, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”; together with the Receivables Purchase Agreement, each an “Agreement” and collectively, the “Agreements”).

C.             The parties hereto desire to amend each of the Agreements as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Exhibit I to the Receivables Purchase Agreement or Exhibit I to the Receivables Sale Agreement, as applicable.

2.              Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.

3.            Amendments to the Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Sale Agreement attached hereto as Exhibit B.

4.            Consents.

(a)          Each of the parties hereto hereby consent to the filing on or after the Effective Date, by or on behalf of the Originators and at each Originator’s sole expense, of the UCC-3 Financing Statement Amendments, to reflect the amendments set forth herein, in substantially the form attached hereto as Exhibit C.

(b)          Each of the parties hereto hereby consent to the execution and delivery by AmerisourceBergen and its applicable subsidiaries of that certain Amendment No. 1 to the Credit Agreement, dated on or about the date hereof and in substantially the form attached hereto as Exhibit D (such amendment, the “First Amendment to the Credit Agreement”).

5.            Representations and Warranties; Covenants. Each of the Seller, the Servicer, the Originators and Buyer hereby certifies, represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that on and as of the Effective Date:

(a)          each of its representations and warranties contained in the Agreements is true and correct, in all material respects, as if made on and as of the Effective Date;

(b)          no event has occurred and is continuing, or would result from this Amendment or any of the transactions contemplated herein, that constitutes an Amortization Event, an Unmatured Amortization Event, a Termination Event or an Unmatured Termination Event;

(c)          the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and each of the Agreements (as amended hereby) are within its organizational powers and have been duly authorized by all necessary organizational action on its part. Each of this Amendment and each of the Agreements (as amended hereby) is its valid and legally binding obligation, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)          the Facility Termination Date for all Purchaser Groups has not occurred; and

(e)          other than the First Amendment to the Credit Agreement, the Credit Agreement has not been amended since September 18, 2019.

6.            Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of each of the Agreements shall remain in full force and effect. After this Amendment becomes effective, all references in each of the Agreements and each of the other Transaction Documents to “this Agreement”, “hereof”, “herein”, or words of similar effect referring to the applicable Agreement shall be deemed to be references to such Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of either of the Agreements (or any related document or agreement) other than as expressly set forth herein.

2	Omnibus Amendment

7.            Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) upon satisfaction of each of the following conditions:

(a)          receipt by the Administrator and each Purchaser Agent of counterparts of this Amendment;

(b)          receipt by the Administrator of a pro forma Settlement Report, prepared after giving effect to this Amendment and the transactions contemplated hereby;

(c)          the Administrator and each Purchaser Agent shall have received all accrued and unpaid fees, costs and expenses to the extent then due and payable to it or the Purchasers on the Initial Effective Date; and

(d)          receipt by each Purchaser Agent of such other documents and instruments as a Purchaser Agent may reasonably request, in form and substance satisfactory to such Purchaser Agent.

8.            Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

9.            Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to any otherwise applicable principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

10.          Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any other Transaction Document or any provision hereof or thereof.

11.          Transaction Document. This Amendment shall constitute a Transaction Document under each of the Agreements.

12.          Further Assurances. Each of the Seller, the Servicer, the Originators and Buyer hereby agrees to do, at Seller’s expense, all such things and execute all such documents and instruments as the Administrator may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

13.          Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses incurred by the Administrator or any Purchaser or Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents, instruments or agreements to be delivered hereunder or in connection herewith, including, the reasonable fees and expenses of counsel to any such Persons with respect thereto as set forth in Section 10.3 of the Receivables Purchase Agreement.

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14.          Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

15.          Ratification. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

[signature pages begin on next page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller and Buyer

By:	/s/ J F Quinn
Name:	J F Quinn
Title:	SVP & Corporate Treasurer

AMERISOURCEBERGEN DRUG CORPORATION, as initial Servicer and an Originator

By:	/s/ J F Quinn
Name:	J F Quinn
Title:	SVP & Corporate Treasurer

ASD SPECIALTY HEALTHCARE, LLC, as an Originator

By:	/s/ J F Quinn
Name:	J F Quinn
Title:	SVP & Corporate Treasurer

Acknowledged and Agreed

AMERISOURCEBERGEN CORPORATION

By:	/s/ J F Quinn
Name:	J F Quinn
Title:	SVP & Corporate Treasurer

S-1	Omnibus Amendment

MUFG BANK, LTD., as Administrator

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

MUFG BANK, LTD., as Purchaser Agent for Victory Receivables Corporation

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD., as Related Committed Purchaser for Victory Receivables Corporation

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

S-2	Omnibus Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Uncommitted Purchaser

By:	/s/ Jason Barwig
Name:	Jason Barwig
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent and Related Committed Purchaser for Wells Fargo Bank, National Association

By:	/s/ Jason Barwig
Name:	Jason Barwig
Title:	Vice President

S-3	Omnibus Amendment

LIBERTY STREET FUNDING LLC, as an Uncommitted Purchaser

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Purchaser Agent and Related Committed Purchaser for Liberty Street Funding LLC

By:	/s/ Doug Noe
Name:	Doug Noe
Title:	Managing Director

S-4	Omnibus Amendment

PNC BANK, NATIONAL ASSOCIATION, as a Purchaser Agent,
Uncommitted Purchaser and Related Committed Purchaser

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

MIZUHO BANK, LTD., as a Purchaser Agent,
Uncommitted Purchaser and Related Committed Purchaser

By:	/s/ Richard A. Burke
Name:	Richard A. Burke
Title:	Managing Director

S-5	Omnibus Amendment

THE TORONTO-DOMINION BANK,
as a Purchaser Agent and Related Committed Purchaser

By:	/s/ Luna Mills
Name:	Luna Mills
Title:	Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK,
as an Uncommitted Purchaser

By:	/s/ Luna Mills
Name:	Luna Mills
Title:	Managing Director

S-6	Omnibus Amendment

EXHIBIT A

(attached)

Exhibit-A

EXECUTION VERSION

Exhibit A to ~~Fifteenth~~Omnibus Amendment dated ~~October 16, 2020~~May 13, 2021

CONFORMED COPY includes

First Amendment dated 4/28/11

Second Amendment dated 10/28/11

Third Amendment dated 11/16/12

Fourth Amendment dated 1/16/13

Fifth Amendment dated 6/28/13

Sixth Amendment dated 10/7/13

Seventh Amendment dated 7/17/14

Eighth Amendment dated 12/5/14

Omnibus Amendment dated 11/4/15

Tenth Amendment dated 6/21/16

Eleventh Amendment 11/18/16

Twelfth Amendment 12/18/17

Thirteenth Amendment 10/31/2018

Fourteenth Amendment 9/18/19

Fifteenth Amendment 10/16/20

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF APRIL 29, 2010

AMONG

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, AS SELLER,

AMERISOURCEBERGEN DRUG CORPORATION, AS INITIAL SERVICER,

THE VARIOUS PURCHASERS GROUPS FROM TIME TO TIME PARTY HERETO

AND

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), AS
ADMINISTRATOR

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EXHIBITS AND SCHEDULES

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Places of Business of the Seller Parties; Locations of Records

Exhibit IV	Form of Compliance Certificate

Exhibit V	Form of Collection Account Agreement

Exhibit VI	Form of Settlement Report

Exhibit VII	Form of Assumption Agreement

Exhibit VIII	Form of Transfer Supplement

Exhibit IX	Form of Second Amended and Restated Performance Undertaking

Exhibit X	List of Responsible Officers

Exhibit XI	Form of Interim Settlement Report

Exhibit XII	Form of Reduction Notice

Exhibit XIII	Form of Legend

Exhibit XIV	Form of Purchase Limit Increase Request

Exhibit XV	Form of Purchase Limit Decrease Request

Exhibit XVI	Form of Accordion Confirmation

Exhibit XVII	Form of Excluded Obligor Request

Schedule A	Closing Documents

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AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 29, 2010 is entered into by and among:

(a) Amerisource Receivables Financial Corporation, a Delaware corporation (“Seller”),

(b) AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each, a “Seller Party”),

(c) the various Purchaser Groups from time to time party hereto, and

(d) MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrator for each Purchaser Group (together with its successors and assigns in such capacity, the “Administrator”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

1.           Seller desires to transfer and assign Receivable Interests from time to time.

2.           The Purchasers desire to purchase Receivable Interests from Seller from time to time.

3.           MUFG Bank, Ltd., has been requested and is willing to act as Administrator on behalf of the Purchasers and their assigns in accordance with the terms hereof.

4.            The Seller, the Servicer, the Purchaser Agents and Purchasers party hereto and the Administrator have previously entered into that certain Receivables Purchase Agreement, dated as of July 10, 2003 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Original Agreement”).

5.            The parties hereto desire to amend and restate the Original Agreement on the terms and conditions set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

PURCHASE ARRANGEMENTS

Section 1.1            Purchase Facility.

(a)           Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article VI), from time to time prior to the applicable Facility Termination

(a)           Benchmark Replacement.

(i)           Notwithstanding anything to the contrary herein or in any other Transaction Document, ~~upon the occurrence of~~if a Benchmark Transition Event or an Early Opt-in Election, as applicable, ~~the Administrator and the Seller may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Administrator has posted such proposed amendment to all Purchaser Agents and the Seller so long as the Administrator~~date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from ~~Purchaser Agents comprising~~ the Required Purchaser Agents.

(ii)          ~~Any such amendment with respect to an Early Opt-in Election will become effective on the date that Purchaser Agents comprising the Required Purchaser Agents have delivered to the Administrator written notice that such Required Purchaser Agents accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this~~ Section 4.6 ~~will occur prior to the applicable Benchmark Transition Start Date.~~Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that this clause (ii) shall not be effective unless the Administrator has delivered to the Seller a Term SOFR Notice. For the avoidance of doubt, the Administrator shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(b)           Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

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(c)           Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the ~~Purchaser Agents~~Purchasers of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date ~~and Benchmark Transition Start Date~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser ~~Agents~~(or group of Purchasers) pursuant to this Section 4.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its ~~or their~~ sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.6.

(d)           ~~Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any Purchase Request. During any Benchmark Unavailability Period, (i) the component of the Bank Rate based upon the LIBO Rate will not be used in any determination of the Bank Rate and (ii) the component of the Alternate Base Rate based upon the LIBO Rate will not be used in any determination of the Alternate Base Rate.~~Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrator may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period. During any Benchmark Unavailability Period, (i) no portion of the Invested Amount shall be funded at the LIBO Rate and (ii) the Yield for any outstanding portions of the Invested Amount then funded at the LIBO Rate shall be converted to the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

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(f)           Benchmark Rates. The Administrator does not warrant or accept responsibility for, and shall not have any liability to the Seller hereunder or otherwise for, any loss, damage or claim arising from or relating to (i) the administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the then-current Benchmark, (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes or (iii) any mismatch between the Benchmark or the Benchmark Replacement and any of the Seller’s other financing instruments (including those that are intended as hedges).

(g)          London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrator to notify any parties of such Benchmark Transition Event pursuant to clause (c) of this Section 4.6 shall be deemed satisfied.

(h)           Certain Defined Terms. As used in this Section 4.6:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 4.6.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of this Section 4.6.

“Benchmark Replacement” means, for any Available Tenor,

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(a)   with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:

(1)	the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(2)	the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(3)	the sum of: (A) the alternate benchmark rate that has been selected by the Administrator as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b)  with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a)(1) or clause (b), the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrator:

(a)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(b)	the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

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(2)	for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; and

(3)	for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrator in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with this Section 4.6 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” the definition of “Business Day,” the definition of “Bank Rate,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrator decides isreasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)	in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrator has provided a Term SOFR Notice to the Purchasers and the Seller pursuant to clause (a)(ii) of this Section 4.6; or

(4)	in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Purchasers, so long as the Administrator has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Purchasers, written notice of objection to such Early Opt-in Election from the Required Purchaser Agents.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(3)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.6 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.6.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrator in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrator decides that any such convention is not administratively feasible for the Administrator, then the Administrator may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)	a notification by the Administrator to (or the request by the Seller to the Administrator to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Administrator and the Seller to trigger a fallback from USD LIBOR and the provision by the Administrator of written notice of such election to the Purchasers.

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“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrator in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrator to the Purchasers and the Seller of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrator that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrator and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.6 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars. the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 8.2(d).

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(f)           Books and Records. ~~(i)~~        (i) The Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, (i) the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collection on, Excluded Receivables), and keep and maintain all documents, books, Records and other information, reasonably necessary or advisable for the collection of all Receivables and the identification and reporting of all Excluded Receivables (including, without limitation, Records adequate to permit the identification of all Receivables, Excluded Receivables, Related Security and Collections and adjustments to each existing Receivable and Excluded Receivable).

(ii)          The Seller will (and will cause each Originator to): (A) on or prior to the date hereof, mark its “Aged Trial Balance” with a legend in substantially the form set forth on Exhibit XIII hereto and (B) upon the request of the Administrator or any Purchaser Agent following the occurrence of an Amortization Event: (x) mark each Contract with a legend describing the Administrator’s security interest and (y) deliver to the Administrator all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(g)          Fulfillment of Obligations. The Seller shall do nothing to impair the rights, title and interest of the Administrator, any Purchaser Agent or any Purchaser in and to the Receivable Interests and shall pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction.

(h)          Obligor List. The Seller shall at all times maintain (or cause the Servicer to maintain) a current list (which may be stored on computer systems, magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address, telephone number and account number of each such Obligor. The list shall be updated as provided in Section 8.5(b), and the Seller shall deliver or cause to be delivered a copy of such list to the Administrator (which shall promptly forward a copy to each Purchaser Agent) as soon as practicable following the Administrator’s request (but not more frequently than once each calendar quarter unless an Amortization Event or Unmatured Amortization Event has occurred and is continuing).

(i)           Litigation. As soon as possible, and in any event within three (3) Business Days of the Seller’s knowledge thereof, the Seller shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) notice of any litigation, investigation or proceeding against the Seller which may exist at any time which, in the reasonable judgment of the Seller, could have a material adverse effect on the financial condition or results of operations of the Seller, impair the ability of the Seller to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Receivables.

(j)           Notice of Relocation. The Seller shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) 45 days’ prior written notice of any relocation incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Administrator, any Purchaser Agent or any Purchaser hereunder or (ii) the ability of such Servicer to perform its obligations under this Agreement.

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(d)         Compliance with Laws. The Servicer shall comply in all material respects with all Laws applicable to the Servicer, its business and properties, and all Receivables related to the Receivable Interests.

(e)         Enforceability of Obligations. The Servicer shall take such actions as are reasonable and within its power to ensure that, with respect to an applicable Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 8.2(d).

(f)          Books and Records. The Servicer shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, (i) the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collection on, Excluded Receivables), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all applicable Receivables and the identification and reporting of all Excluded Receivables (including, without limitation, Records adequate to permit the identification of all Receivables, Excluded Receivables, Related Security and Collections and adjustments to each existing Receivable and Excluded Receivable). Upon the request of the Administrator or any Purchaser Agent, following the occurrence of an Amortization Event or an Unmatured Amortization Event, the Servicer shall deliver to the Administrator all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(g)         Fulfillment of Obligations. The Servicer will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part or on the part of any subservicer to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, will do nothing to impair the rights, title and interest of the Administrator, any Purchaser Agent or any Purchaser in and to the Receivable Interests and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with such Receivables and their creation and satisfaction.

(h)         Obligor List. The Servicer shall at all times maintain a current list (which may be stored on magnetic tapes, computer systems or disks) of all Obligors under Contracts related to the applicable Receivables, including the name, address, telephone number and account number of each such Obligor. The list shall be updated as provided in Section 8.5(b) and, the Servicer shall deliver or cause to be delivered a copy of such list to the Administrator (which shall promptly forward a copy to each Purchaser Agent) as soon as practicable following the hereunder. The Administrator, each Purchaser Agent and each Purchaser shall not be required to give notice, demand or other communication to any Person other than ABDC in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. ABDC, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

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(d)        Notwithstanding anything to the contrary herein or in any other Transaction Document, (i) the Excluded Obligor Receivables shall be excluded from the calculations of (x) “Adjusted Dilution Ratio,” “Credit Memo Lag Time,” “Days Sales Outstanding,” “Default Horizon Ratio,” “Default Ratio,” “Delinquency Ratio,” “Dilution Horizon Ratio,” “Dilution Ratio,” “Dilution Reserve,” “Dilution Volatility Component,” “Loss Reserve,” “Net Pool Balance,” “Rebate Reserve,” “Required Reserve,” “Required Reserve Factor Floor,” “Servicing Fee,” “Servicing Reserve” and “Yield Reserve,” (y) any components of the calculations and terms described in clause (x) above and (z) each other item required to be reported on for purposes of any Settlement Report and Interim Settlement Report (other than the Outstanding Balance thereof as set forth in any such Settlement Report and Interim Settlement Report), in each case, for all purposes of this Agreement, any Settlement Report, any Interim Settlement Report and the other Transaction Documents and (ii) the Excluded Obligor Included Receivables constitute a portion of the Purchased Assets for all purposes of this Agreement and the other Transaction Documents.

Section 8.2         Duties of Servicer.

(a)        The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)        The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall (on or prior to the Closing Date with respect to each Lock-Box or Collection Account listed in the Account Disclosure Letter) effect a Collection Account Agreement substantially in the form of Exhibit V (in each case, with such other changes as the Administrator may otherwise consent) with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrator delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrator may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrator and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c)        The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall set aside and hold in trust for the account of

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(vi)       the purchase price to be paid by ABDC to the Seller for such Subject Defaulted Receivables (A) constitutes the fair market value of such Subject Defaulted Receivables as of the effective date of such Defaulted Receivables Assignment Agreement and (B) has been deposited into the Collection Account;

(vii)      solely with respect to the first such sale of Defaulted Receivables from the Seller to ABDC pursuant to a Defaulted Receivables Assignment Agreement, the Administrator shall have received a favorable opinion dated on or after June 28, 2013 from external counsel to the Seller, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance satisfactory to the Administrator covering certain true sale and non-consolidation matters as may be reasonably requested by the Administrator; and

(viii)     the Seller (or the Servicer on its behalf) has delivered to the Administrator a fully executed copy of such Defaulted Receivables Assignment Agreement.

(b)        Upon satisfaction of each of the Defaulted Receivables Assignment Conditions with respect to any Subject Defaulted Receivable, the Administrator and each of the Purchasers shall release all of its right, title and interest (including any security interest) in and to such Subject Defaulted Receivables and all Related Security associated solely with such Subject Defaulted Receivables and not with any other Receivables (collectively with such Subject Defaulted Receivables, the “Subject Defaulted Assets”). Any sale by the Seller to ABDC of Subject Defaulted Assets in accordance with this Section 13.17 shall constitute a “Permitted Defaulted Assets Transaction”. For the avoidance of doubt, neither the Administrator nor any Purchaser shall release any of its right, title and interest (including any security interest) in any property other than such Subject Defaulted Assets pursuant to this clause (b), and none of them is hereby consenting to any sale, transfer or assignment by the Seller of any Receivables or any Related Security other than the Subject Defaulted Assets to ABDC pursuant to this Section 13.17 and such Defaulted Receivables Assignment Agreement.

Section 13.18      Excluded Receivables.

(a)         So long as each of the Included Conditions shall be satisfied, the Servicer may, from time to time and at its sole discretion, request that the Specified Obligor cease to be designated as an Excluded Obligor by delivering an Excluded Obligor Request to the Administrator and each Purchaser Agent, which Excluded Obligor Request shall (i) specify that the Specified Obligor shall no longer constitute an Excluded Obligor, (ii) be executed by the Seller, the Servicer and each Originator and (iii) specify the proposed Excluded Obligor Date with respect to the Specified Obligor (which date shall be no less than ten (10) Business Days following the date of such Excluded Obligor Request). For purposes of this Section 13.18, “Included Conditions” means, as of any date of determination, the satisfaction of all of the following conditions on such date: (i) no Amortization Event or Unmatured Amortization Event has occurred and is continuing, or would result from the proposed removal of the Specified Obligor as an Excluded Obligor, (ii) the Servicer has delivered to the Administrator a favorable UCC lien search with respect to each Originator in its respective jurisdiction of organization and such lien searches do not indicate any UCC financing statements that include as the collateral thereof, any Receivables, the Obligor of which is the Specified Obligor or any Affiliate thereof, (iii) the Servicer has delivered to the Administrator a pro forma Settlement Report, in form and substance satisfactory to the Administrator and each Purchaser Agent and prepared after giving effect to the proposed removal of the Specified Obligor as an Excluded Obligor, and (iv) the Servicer has prepared (or caused to be prepared) UCC financing statement amendments (in form and substance satisfactory to the Administrator) with respect to each of the UCC financing statements filed against the Originators in connection with the Transaction Documents, which UCC financing statement amendment cause references to any “Excluded Receivables” to be deleted from the related UCC financing statements (each such UCC financing statement amendment, a “Removing Excluded Receivable UCC Amendment”).

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(b)        So long as (i) as of the Excluded Obligor Date and after giving effect to the removal of the Specified Obligor’s designation as an Excluded Obligor, each of the Included Conditions have been satisfied, (ii) each Removing Excluded Receivable UCC Amendment has been appropriately filed in the applicable jurisdiction and (iii) the Administrator has acknowledged in writing to the removal of the Specified Obligor’s designation as an Excluded Obligor, such acknowledgement to be granted or withheld in the Administrator’s sole discretion, then upon the countersignature by the Administrator of such Excluded Obligor Request, the Specified Obligor shall no longer constitute an Excluded Obligor as of the Excluded Obligor Date.

(c)        Each of the parties hereto hereby acknowledge and agree that on the Excluded Obligor Date, each Receivable, the Obligor of which is the Specified Obligor, and that was originated on or prior to the Excluded Obligor Date shall be transferred and assigned by the related Originator to the Seller in accordance with the terms and provisions of the Receivables Sale Agreement.

<signature pages follow>

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“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (i) the Aggregate Invested Amount, plus (ii) all Recourse Obligations (whether due or accrued) at such time.

“Agreement” means this Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day for any Purchaser (a) the rate per annum equal to (i) two percent (2.00%) above the LIBO Rate or (ii) if the LIBO Rate is not available in accordance with Section ~~4.4,~~4.4 or 4.6, the greater of (x) the Prime Rate and (y) one-half of one percent (0.50%) above the Federal Funds Effective Rate or (b) any other rate designated as the “Alternate Base Rate” for such Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party (as a Purchaser) to the Agreement, or any other written agreement among such Purchaser to the Seller, the Servicer, the related Purchaser Agent and the Administrator from time to time. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

“AmerisourceBergen” shall mean AmerisourceBergen Corporation, a Delaware corporation.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Seller Party, (iii) the Business Day specified in a written notice from the Administrator following the occurrence of any other Amortization Event, and (iv) the date which is 30 days after the Administrator’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction applicable to the Seller, the Servicer, the Performance Guarantor or any of their Subsidiaries concerning or relating to bribery, money laundering or corruption.

“Applicable Originator” shall mean the Originator which generated a specific Receivable (or Receivables).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Purchaser, an Affiliate of a Purchaser or an entity or an Affiliate of an entity that administers or manages a Purchaser.

“Assumption Agreement” means an agreement substantially in the form set forth in Exhibit VII to the Agreement.

“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer, assistant treasurer, chief accounting officer or chief financial officer.

“Available Commitment” means, with respect to each Related Committed Purchaser the excess, if any, of such Related Committed Purchaser’s Commitment over the amount funded as of such date by such Related Committed Purchaser with respect to outstanding principal of the Receivable Interests under the Liquidity Agreement for the Conduit Purchaser, if any, in the related Purchaser Group.

“Bank Funding” means the funding of a Receivable Interest hereunder by any Purchaser (other than Reliant Trust) other than through the issuance of Commercial Paper and that is not a Liquidity Funding.

“Bank Rate” means, with respect to each Receivable Interest that is funded through a Bank Funding, (a) the LIBO Rate or (b) if the LIBO Rate is not available in accordance with Section 4.4 or 4.6, the Alternate Base Rate.

“Bank Rate Funding” means a Bank Funding or a Liquidity Funding.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrator and the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Bank Rate”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement).~~

~~“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:~~

~~(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b)   the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or~~

~~(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:~~

~~(1)   a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;~~

~~(2)   a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or~~

~~(3)   a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.~~

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrator or the Required Purchaser Agents, as applicable, by notice to the Seller, the Administrator (in the case of such notice by the Required Purchaser Agents) and the Purchaser Agents.~~

~~“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x)   beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 4.6 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 4.6.~~

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Broken Funding Costs” means for any Receivable Interest which: (i) has its Invested Amount reduced (I) if funded with Commercial Paper, without compliance by Seller with the notice requirements hereunder or (II) if funded by reference to (x) the Yield Rate and based upon the LIBO Rate, on any date other than the Settlement Date or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned by any Conduit Purchaser to the Liquidity Providers under the related Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (y) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess (net of any amounts due to such Purchasers). All Broken Funding Costs shall be due and payable hereunder upon written demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Philadelphia, Pennsylvania or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the Yield Rate and based upon the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Calculation Period” means a calendar month.

“Capitalized Lease” of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership of the Seller as required by the Beneficial Ownership Rule.

“Dispute” shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

“Dollar” and “$” shall mean lawful currency of the United States of America.

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) (i) a determination by the Administrator or (ii) a notification by the Required Purchaser Agents to the Administrator (with a copy to the Seller) that the Required Purchaser Agents have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in~~ Section 4.6 ~~are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and~~

~~(2) (i) the election by the Administrator or (ii) the election by the Required Purchaser Agents to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrator of written notice of such election to the Seller and the Purchaser Agents or by the Required Purchaser Agents of written notice of such election to the Administrator.~~

“Eligible Receivable” means, at any time, a Receivable:

(a)       which complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b)       which constitutes an “account”, “chattel paper” or a “general intangible” as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Administrator’s (for the benefit of the Secured Parties) ownership and security interest therein, and is not evidenced by an “instrument,” as defined in the UCC as so in effect;

(c)       which was originated in connection with a sale of goods or the provision of services by the Applicable Originator in the ordinary course of its business to an Obligor who was approved by the Applicable Originator in accordance with its Credit and Collection Policy, and which Obligor is not an Affiliate of the Seller or the Applicable Originator;

(d)       which (i) arises from a Contract and has been billed, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Applicable Originator or the Seller under such Contract and (B) does not contain any provision that restricts the ability of the Administrator, any Purchaser Agent or any Purchaser to exercise its rights under this Agreement (or the Receivables Sale Agreement), including, without limitation, the right to review the Contract;

(e)       which is genuine and constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms, and which is not subject to any Disputes or other offsets, counterclaims, defenses or contra accounts;

(f)       which provides for payment in Dollars and is to be paid in the United States by the related Obligor;

(g)       which directs payment thereof to be sent to a Lock-Box or the Collection Account;

(h)       which has not been repurchased by any Originator pursuant to the repurchase provisions of the Receivables Sale Agreement;

(i)       which is not a Defaulted Receivable or Delinquent Receivable;

(j)       which has a related Obligor who (i) is not more than 60 days past due on greater than 35% of the aggregate Outstanding Balance of such Receivable and other receivables generated by the Applicable Originator and (ii) is not the subject of a current Event of Bankruptcy and has not been the subject of an Event of Bankruptcy during the prior 24 months unless otherwise agreed to in writing by the Administrator and the Required Purchaser Agents;

(k)       which has a related Obligor that (i) is a Person domiciled in the United States of America ~~and~~, (ii) is not a Sanctioned Person and (iii) is not an Excluded Obligor;

(l)       which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Receivable Interests to the Purchasers, or the pledge of the security interest to the Administrator (for the benefit of the Secured Parties), hereunder unlawful, invalid or unenforceable and which is not subject to any legal limitation on transfer;

(m)      which is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement;

(n)       for which all goods, services, and other products and transactions in connection with such Receivable have been finally performed or delivered to and accepted by the Obligor without Dispute;

(o)       which does not provide the Obligor with the right to obtain any cash advance thereunder;

(p)       which has not been selected in a manner materially adverse to any Purchaser;

(q)       which by its terms has Invoice Payment Terms of up to 30 days; provided, that Receivables due from an Extended Term Obligor may have Invoice Payment Terms no longer than the applicable Extended Term (“Extended Term Receivables”); provided, further, that an amount not to exceed 5% of aggregate of all outstanding Receivables, excluding Extended Term Receivables, may have Invoice Payment Terms of between 31 and 60 days; and provided, further, that an amount not to exceed 5% of aggregate of all outstanding Receivables may have Invoice Payment Terms of between 61 and 90 days;

(r)       which is an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time;

(s)       which is not of a type that has been disqualified by S&P or Moody’s for any other reason;

(t)       which is not payable in installments (except for Receivables related to opening orders);

(u)       which is not evidenced by a promissory note; ~~and~~

(v)       which has terms which have not been modified, impaired, waived, altered, extended or renegotiated since the initial sale or provision of service to an Obligor in any way not provided for in this Agreement; and

(w)       for which the related invoice with respect to such Receivable does not include any Excluded Receivable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Performance Guarantor or ABDC within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) any Reportable Event with respect to a Pension Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Pension Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Performance Guarantor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (f) the receipt by the Performance Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (g) the incurrence by the Performance Guarantor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (h) the receipt by the Performance Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Performance Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent pursuant to Section 4063, 4203 or 4205 of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)       a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)       such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excepted Persons” has the meaning set forth in Section 13.4.

“Excluded Obligor” means, solely to the extent that the Excluded Obligor Date has not occurred, the Specified Obligor.

“Excluded Obligor Date” means the applicable date designated as such in an Excluded Obligor Request that has been countersigned by the Administrator.

“Excluded Obligor Included Receivables” means each Receivable originated by an Originator prior to the Sixteenth Amendment Date, the Obligor of which is an Excluded Obligor.

“Excluded Obligor Receivables” means each Receivable, the Obligor of which is an Excluded Obligor.

“Excluded Obligor Request” means a request, in substantially the form of Exhibit XVII to this Agreement, made by or on behalf of the Servicer pursuant to Section 13.18 of this Agreement.

“Excluded Receivable” means each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) originated by an Originator on or after the Sixteenth Amendment Date, the Obligor of which is an Excluded Obligor; provided, however, that on and after the Excluded Obligor Date (if any), no “Excluded Receivable” shall exist.

“Exiting Purchaser” means each Purchaser in a Purchaser Group for which the Facility Termination Date has occurred (it being understood that if an Exiting Purchaser has multiple Scheduled Facility Termination Dates for its Commitment, then such Purchaser shall only be considered an Exiting Purchaser to the extent its Invested Amount exceeds the portion of its Commitment with respect to which the Scheduled Facility Termination Date has not yet occurred).

“Extended Term” has the meaning set forth in the Extended Term Disclosure Letter.

“Extended Term Disclosure Letter” means that certain letter agreement, dated as of June 21, 2016, among the Seller, the Servicer, the Administrator and each Purchaser Agent.

“Extended Term Obligor” has the meaning set forth in the Extended Term Disclosure Letter.

“Extended Term Receivables” has the meaning set forth in clause (q) of the definition of Eligible Receivable.

“Facility Account” means that certain account of the Seller maintained at J.P. Morgan Chase Bank and as set forth in that certain letter dated as of April 30, 2009 from the Seller to the Purchaser Agents.

“Facility Termination Date” means, for any Group Commitment (or portion thereof), the earliest to occur of: (a) the Scheduled Facility Termination Date for such Group Commitment (or portion thereof), (b) the date determined pursuant to Section 1.1(d)(ii), (c) the date determined pursuant to Section 9.2, (d) the Amortization Date and (e) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period for any Purchaser, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the related Purchaser Agent from three federal funds brokers of recognized standing selected by it.

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Fee Letter” means each fee letter with respect to this Agreement among Seller, ABDC and the applicable Purchaser Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

“Final Facility Termination Date” means the latest Facility Termination Date to occur for all the Purchaser Groups.

“Final Payout Date” means the date on which all Aggregate Unpaids have been paid in full and the Purchase Limit has been reduced to zero.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Fiscal Year” shall mean each year ending September 30, which is the fiscal year of the Seller and the Servicer for accounting purposes.

“Funding Agreement” means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of any Conduit Purchaser.

“Funding Source” means (i) the Administrator, any Purchaser Agent or any Liquidity Provider or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit Purchaser.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

“Government Receivable Excess” means, the amount by which the aggregate Outstanding Balance of all Government Receivables exceeds an amount equal to 10.00% of the Outstanding Balance of all Eligible Receivables.

“Government Receivables” shall mean, at the time, any Receivables for which the related Obligor is the United States of America, any State or local government or any Federal or state agency or instrumentality or political subdivision thereof.

“Group Commitment” means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.

“Group Invested Amount” means with respect to any Purchaser Group, an amount equal to the aggregate Invested Amount of all the Purchasers within such Purchaser Group.

“Guarantee” shall mean, as applied to any Indebtedness, (i) a guarantee (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner,

“Obligor” shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to an Originator or the Seller as assignee thereof pursuant to such Contract.

“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Eligible Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and/or Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1	P-1	20.00%
A-2	P-2	10.00%
A-3	P-3	6.67%
Below A-3 or not rated by either S&P or Moody’s	Below P-3 or not rated by either S&P or Moody’s	3.00%

; provided that, (a) if any Obligor is rated by both S&P and Moody’s and has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, (c) if any Obligor is rated by only one of S&P and Moody’s, the applicable rating will be the rating assigned to such Obligor by S&P or Moody’s, as applicable and (d) upon Seller’s request from time to time, the Administrator and each Purchaser Agent may agree in writing, in their sole discretion, to a higher percentage of Eligible Receivables for a particular Obligor (each such Obligor, a “Special Obligor”) and its Affiliates (each such higher percentage, a “Special Concentration Limit”); it being understood that any Special Concentration Limit may be cancelled by the Administrator or any Purchaser Agent upon not less than five (5) Business Days’ written notice to the Seller. For purposes of this clause (d), as of ~~June 21, 2016~~the Sixteenth Amendment Date, “Special Obligor” means each of Walgreen Co.~~, Express Scripts Holding Company~~ and Kaiser Permanente. As of ~~June 21, 2016~~the Sixteenth Amendment Date (i) Walgreen Co. shall have a Special Concentration Limit of 26.00%~~, (ii) Express Scripts Holding Company shall have a Special Concentration Limit of 15.00%, and (iii~~ and (ii) Kaiser Permanente shall have a Special Concentration Limit of 8.00%~~%~~.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Original Agreement” has the meaning set forth in paragraph 4 of the Preliminary Statements.

“Originator” means each of ABDC and the other Persons, if any, party to the Receivables Sale Agreement from time to time as a seller.

to policies consistently applied (and consistent with the Originators’ practices in effect on the date hereof) and reported on the Settlement Report related to, or in anticipation of, rebates affecting the Receivables.

“Receivable” means all indebtedness and other obligations owed to Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, however, that prior to the ASD Specialty Sale Commencement Date (as defined in the Receivables Sale Agreement), “Receivable” shall not include any Receivable (without giving effect to this proviso) originated by ASD Specialty (as defined in the Receivables Sale Agreement); provided, further, that “Receivable” shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivable Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

IA x (1 +	RR	)
AIA
NPB

where:

IA	= the Invested Amount of such Receivable Interest.

AIA	= the Aggregate Invested Amount.

NPB	= the Net Pool Balance.

RR	= the Required Reserve.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Final Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Final Facility Termination Date. The variable percentage represented by any Receivable Interest as computed

“Related Security” means, with respect to any Receivable:

(i)            all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)           all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)          all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)          all service contracts and other contracts and agreements associated with such Receivable,

(v)           all Records related to such Receivable,

(vi)          all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable and all of Seller’s right, title and interest in, to and under the Performance Undertaking,

(vii)         all of Seller’s right, title and interest in and to the Demand Advances, and

(viii)        all proceeds of any of the foregoing.

~~“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.~~

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Purchaser Agents” means, at any time, two or more Purchaser Agents representing Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Purchasers; provided that the unused Commitment of any Defaulting Purchaser shall be excluded for purposes of making a determination of “Required Purchaser Agents”.

“Required Reserve” means, on any day during a Calculation Period, the product of (a) the sum of (i) the greater of (1) the Required Reserve Factor Floor and (2) the sum of the Loss Reserve and the Dilution Reserve, (ii) the Yield Reserve and (iii) the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period. Supplement, such other date, if any, set forth in the applicable Assumption Agreement or Transfer Supplement.

“Secured Parties” means the Indemnified Parties.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time the Person (which may be the Administrator) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing Fee” means, for each day in a Calculation Period:

(a)            an amount equal to (i) the Servicing Fee Rate times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or

(b)            on and after the Servicer’s reasonable request made at any time when ABDC or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.

“Servicing Fee Rate” means 1.0% per annum; provided that if ABDC or one of its Affiliates is the Servicer, such rate shall mean 0.125% per annum.

“Servicing Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate (determined assuming ABDC is not the Servicer), times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

“Settlement Date” means the 2nd Business Day after each Settlement Reporting Date and the applicable Facility Termination Date.

“Settlement Report” means a report, in substantially the form of Exhibit VI hereto (appropriately completed), together with the electronic backup data which is part of the spreadsheet that creates such report, furnished by the Servicer to the Administrator and each Purchaser Agent pursuant to Section 8.5.

“Settlement Reporting Date” means the 25th day of each month immediately following the Cut-Off Date (or if any such day is not a Business Day, the next succeeding Business Day thereafter) or such other days of any month as may be required, or as Administrator or any Purchaser Agent may request, in connection with Section 8.5.

“~~SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.~~Side Letter” means that certain letter agreement, dated as of the Sixteenth Amendment Date, among Seller, Servicer, Administrator and each Purchaser Agent, as the same may be amended, restated or otherwise modified from time to time.

“Sixteenth Amendment Date” means May 13, 2021.

“Specified Obligor” means the Obligor specified in the Side Letter.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“TD Bank” means The Toronto-Dominion Bank, and its successors.

~~“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Thirteenth Amendment Date” means October 31, 2018.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letters, the Side Letter, each Subordinated Note (as defined in the Receivables Sale Agreement), the Extended Term Disclosure Letter, the Account Disclosure Letter and all other instruments, documents and agreements executed and delivered in connection herewith by any of the Seller Parties.

“Transactions” means the execution, delivery and performance by the Seller, the Servicer, the Performance Guarantor and each Originator of the Transaction Documents to which it is to be a party, the making of Purchases hereunder, the purchase and sale of Receivables under the Purchase and Sale Agreement, the use of the proceeds thereof and the other transactions contemplated hereby and by the other Transaction Documents.

“Transfer Supplement” has the meaning set forth in Section 12.1(c).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

~~“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~

“Uncommitted Purchasers” means each financial institution or commercial paper conduit that is a party to the Agreement, as a purchaser, or that becomes a party to the Agreement, as an “Uncommitted Purchaser” or an “Uncommitted Purchaser” pursuant to an Assumption Agreement or otherwise.

EXHIBIT XVII

FORM OF EXCLUDED OBLIGOR REQUEST

                         ,

MUFG Bank, Ltd.

1221 Avenue of the Americas

New York, NY 10020

Attention:        Securitization Group

Telephone:      (212) 405-6970

Facsimile:        (212) 782-6448

[Address to each Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among Amerisource Receivables Finance Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the various purchaser groups from time to time party thereto, and MUFG Bank, Ltd., as Administrator. Capitalized terms used in this Excluded Obligor Request and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes an Excluded Obligor Request pursuant to Section 13.18 of the Receivables Purchase Agreement. The Servicer, on behalf of the Seller and each Originator, desires that the Specified Obligor shall no longer constitute an Excluded Obligor effective as of               , 20    (the “Excluded Obligor Date”):

Seller hereby represents and warrants as of the date hereof, and as of the Excluded Obligor Date, as follows:

(i)            the representations and warranties contained in Section V of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

(ii)           no event has occurred and is continuing, or would result from the removal proposed hereby, that constitutes an Amortization Event or an Unmatured Amortization Event; and

(iii)          each of the Included Conditions (as defined in Section 13.18 of the Receivables Purchase Agreement) will be satisfied on the Excluded Obligor Date.

~~Schedule~~

~~A~~Exhibit
XVII- ~~1~~ 1

As of the Excluded Obligor Date (so long as the Administrator has countersigned this Excluded Obligor Request), each Originator does hereby sell, assign, transfer, set-over and otherwise convey to the Seller, without recourse (except to the extent expressly provided in the Receivables Sale Agreement), and the Seller does hereby purchase from each Originator, upon the terms and subject to the conditions set forth in the Receivables Sale Agreement, all of each Originator’s right, title and interest in and to all Previously Excluded Receivables (as defined below) originated by such Originator and existing as of the Excluded Obligor Date, together with all Related Security relating thereto and all Collections thereof. After giving effect to such sale and assignment, all Previously Excluded Receivables shall be Receivables for all purposes under the Receivables Purchase Agreement and the other Transaction Documents, and together with all Related Security relating thereto shall have been sold, assigned or otherwise conveyed under the Receivables Sale Agreement and subject to all representations, warranties, covenants, indemnities, deemed collections, security interest and other provisions set forth in the Receivables Sale Agreement and the other Transaction Documents with respect to Receivables and Related Security sold, assigned or otherwise conveyed by the Originators to the Seller under the Receivables Sale Agreement. On and after the Excluded Obligor Date, on each day that a Receivable is originated by any Originator that would have constituted an Excluded Receivable prior to giving effect to this Excluded Obligor Request but does not constitute an Excluded Receivable after giving effect to this Excluded Obligor Request, such Receivable shall be sold and assigned by such Originator to the Seller on such date in accordance with the Receivables Sale Agreement. For purposes of this Excluded Obligor Request, “Previously Excluded Receivables” shall mean each of the Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) that (i) constituted an Excluded Receivable prior to giving effect to this Excluded Obligor Request, (ii) does not constitute an Excluded Receivable after giving effect to this Excluded Obligor Request and (iii) were outstanding on or after the Excluded Obligor Date.

~~Schedule A~~Exhibit XVII- ~~2~~ 2

IN WITNESS WHEREOF, the undersigned has caused this Excluded Obligor Request to be executed by its duly authorized officer as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION

By:
Name:
Title:

AMERISOURCEBERGEN DRUG CORPORATION

By:
Name:
Title:

ASD SPECIALTY HEALTHCARE, LLC

By:
Name:
Title:

Exhibit XVII- 3

Consented and Agreed:

MUFG BANK, LTD.,

as Administrator

By:
Name:
Title:

Exhibit XVII- 4

30

EXHIBIT B

(attached)

Exhibit-B	Omnibus Amendment

EXECUTION VERSION

Exhibit B to Omnibus Amendment, dated May 13, 2021

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

DATED AS OF October 16, 2020

among

AMERISOURCEBERGEN DRUG CORPORATION AND ASD SPECIALTY HEALTHCARE, LLC, as Originators,

and

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION,

as Buyer

business, operations or financial condition of any Originator which reasonably could affect adversely the collectibility of the Receivables.

(b)       Preservation of Corporate Existence. Except as permitted by Section 4.2(f), such Originator shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Buyer hereunder or (ii) the ability of such Originator to perform its obligations under the Transaction Documents.

(c)       Compliance with Laws. Such Originator shall comply in all material respects with all Laws applicable to such Originator, its business and properties, and all Receivables.

(d)       Enforceability of Obligations. Such Originator shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor.

(e)       Books and Records. Such Originator shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, (i) an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables and the identification and reporting of all Excluded Receivables (including, without limitation, records adequate to permit the daily identification of all Receivables, Excluded Receivables and Collections of and adjustments to each existing Receivable and Excluded Receivable). Such Originator will (A) on or prior to the date hereof, mark its “Aged Trial Balance” with a legend in substantially the form set forth on Exhibit XIII to the Purchase Agreement and (B) upon the request of the Administrator or any Purchaser Agent following the occurrence of a Termination Event: (x) mark each Contract with a legend describing the Administrator’s security interest and (y) deliver to the Administrator all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(f)       Obligor List. Such Originator shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address and account number of each such Obligor.

(g)       Litigation. As soon as possible, and in any event within ten Business Days of such Originator’s knowledge thereof, such Originator shall give the Buyer notice of any litigation, investigation or proceeding against any Originator which may exist at any time which could have a material adverse effect on the financial condition or results of operations of such Originator, materially impair the ability of such Originator to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Receivables.

14

“Purchase” means the purchase by Buyer from an Originator pursuant to Section 1.2(a) of the Agreement of the Receivables originated by such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

“Purchase Price” means, with respect to the Purchase from each Originator, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables originated by such Originator and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

“Purchase Price Credit” has the meaning set forth in Section 1.4 of the Agreement.

“Purchase Report” has the meaning set forth in Section 1.2(b) of the Agreement.

“Purchased Assets” has the meaning set forth in Section 2.1(c) of the Agreement.

“Purchaser” has the meaning set forth in the Preliminary Statements to the Agreement.

“Receivable” means all indebtedness and other obligations owed to an Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or to Buyer (after giving effect to the transfers under the Agreement) (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, however, that prior to the ASD Specialty Sale Commencement Date, “Receivable” shall not include any Receivable (without giving effect to this proviso) originated by ASD Specialty; provided, further, that “Receivable” shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

“Related Security” means, with respect to any Receivable:

(i)       all of the applicable Originator’s interest in the Related Equipment or other inventory and goods (including returned or repossessed inventory or goods), if

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Exhibit VI

Form of Subordinated Note

SUBORDINATED NOTE

______________, 200_

1.       Note. FOR VALUE RECEIVED, the undersigned, Amerisource Receivables Financial Corporation, a Delaware corporation (“SPV”), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n) __________ ***[corporation] [limited liability company] [partnership]*** (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Amended and Restated Receivables Sale Agreement dated as of October ~~[16],~~16, 2020 among Originator and certain of its affiliates, as sellers, and SPV, as buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2.       Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3.       Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of

VI-1

EXHIBIT C

(attached)

Exhibit-C	Omnibus Amendment

UCC FINANCING STATEMENT AMENDMENT
FOLLOW INSTRUCTIONS
A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1a. INITIAL FINANCING STATEMENT FILE NUMBER 3175261 0 Filed: 7/10/2003	1b.☐	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Filer: attach Amendment Addendum (Form UCC3Ad) and provide Debtor’s name in item 13
2. ☐	TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to the security interest(s) of Secured Party authorizing this Termination Statement

3. ☐	ASSIGNMENT (full or partial): Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9
For partial assignment, complete items 7 and 9 and also indicate affected collateral in item 8

4. ☐	CONTINUATION: Effectiveness of the Financing Statement identified above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law

5. ☐	PARTY INFORMATION CHANGE:
Check one of these two boxes:	AND Check one of these three boxes to:

This Change affects ☐ Debtor or ☐ Secured Party of record	☐ CHANGE name and/or address: Complete item 6a or 6b; and item 7a or 7b and item 7c	☐	ADD name: Complete item 7a or 7b, and item 7c	☐	DELETE name: Give record name to be deleted in item 6a or 6b
6.	CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b)
OR	6a. ORGANIZATION’S NAME
	6b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

7.	CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change- provide only one name (7a or 7b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name)
7a. ORGANIZATION’S NAME
OR	7b. INDIVIDUAL’S SURNAME
INDIVIDUAL’S FIRST PERSONAL NAME
INDIVIDUAL’S ADDITIONAL NAME(S)/INITIAL(S)				SUFFIX
7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

8. ☑	COLLATERAL CHANGE: Also check one of these four boxes:	☐ ADD collateral	☐ DELETE collateral	☑ RESTATE covered collateral	☐ ASSIGN collateral
Indicate collateral:

See Schedule I, attached hereto and made a part hereof, consisting of 5 pages; Total pages 6.

9.	NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment)
If this is an Amendment authorized by a DEBTOR, check here ☐ and provide name of authorizing Debtor
9a. ORGANIZATION’S NAME
OR	MUFG Bank, Ltd., as Administrator

	9b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
10. OPTIONAL FILER REFERENCE DATA:
File w/ DE SoS Debtor: AmerisourceBergen Drug Corporation 741032415/03128405-

International Association of Commercial Administrators (IACA)
FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. 04/20/11)

SCHEDULE I

TO

UNIFORM COMMERCIAL CODE FINANCING STATEMENT AMENDMENT

ON FORM UCC-3

Naming:

DEBTOR/SELLER:

AmerisourceBergen Drug Corporation

1300 Morris Drive

Chesterbrook, PA 19087

SECURED PARTY/BUYER:

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION

P.O. Box 1735

Southeastern, PA 19399

TOTAL ASSIGNEE OF SECURED PARTY/BUYER:

MUFG Bank, Ltd.,

1221 Avenue of the Americas,

New York, NY 10020

The financing statement amendment (the “Financing Statement”) to which this Schedule I is attached and made a part covers all right, title and interest of the Debtor/Seller in, to and under the following property (the “Conveyed Assets”), whether now or hereafter owned, existing, arising, created or acquired:

(a)	all Receivables of Debtor/Seller;

(b)	all Collections and Related Security with respect thereto;

(c)	each Lock-Box and Collection Account;

(d)	all other rights and payments relating to such Receivables; and

(e)	all proceeds of any of the foregoing.

A purchase of, or security interest in, any Conveyed Assets described in this Financing Statement will violate the rights of the Total Assignee of Secured Party/Buyer.

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As used herein, the following terms shall have the meanings set forth below, and any initially capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Receivables Purchase Agreement (as defined below):

“ABDC” shall mean AmerisourceBergen Drug Corporation, a Delaware corporation.

“Account Disclosure Letter” means that certain letter from the Secured Party/Buyer and the Servicer to the Total Assignee of Secured Party/Buyer and each purchaser agent, setting forth each Lock-Box and Collection Account to which Collections are remitted.

“AmerisourceBergen” shall mean AmerisourceBergen Corporation, a Delaware corporation.

“Amortization Event” has the meaning specified in Article IX of the Receivables Purchase Agreement.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed in the Account Disclosure Letter.

“Collection Account Agreement” means an agreement substantially in the form of Exhibit V to the Receivables Purchase Agreement, among ABDC, Secured Party/Buyer, the Total Assignee of Secured Party/Buyer and a Collection Bank and, if applicable, the Debtor/Seller.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Demand Advance” means any advance made by Secured Party/Buyer to ABDC at any time while it is acting as the Servicer, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security, (c) bears interest at a market rate determined by Secured Party/Buyer and the Servicer from time to time, (d) is not subordinated to any other indebtedness or obligation of the Servicer, and (e) may not be offset by ABDC against amounts due and owing from Secured Party/Buyer to it under its Subordinated Note; provided that no Demand Advance may be made after the Final Facility Termination Date or on any date prior to the Final Facility Termination Date on which an Amortization Event or an Unmatured Amortization Event exists and is continuing.

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“Excluded Obligor” means, solely to the extent that the Excluded Obligor Date has not occurred, the Specified Obligor.

“Excluded Obligor Date” means the applicable date designated as such in an Excluded Obligor Request that has been countersigned by the Administrator.

“Excluded Obligor Request” means a request, in substantially the form of Exhibit XVII to the Receivables Purchase Agreement, made by or on behalf of the Servicer pursuant to the Receivables Purchase Agreement.

“Excluded Receivable” means each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) originated by the Debtor/Seller on or after the Sixteenth Amendment Date, the Obligor of which is an Excluded Obligor; provided, however, that on and after the Excluded Obligor Date (if any), no “Excluded Receivable” shall exist.

“Final Facility Termination Date” has the meaning set forth in Exhibit I to the Receivables Purchase Agreement.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed in the Account Disclosure Letter.

“Obligor” shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to an Originator or the Secured Party/Buyer as assignee thereof pursuant to such Contract.

“Originator” means each of ABDC and the other Persons, if any, party to the Receivables Sale Agreement from time to time as a seller.

“Performance Guarantor” means AmerisourceBergen.

“Performance Undertaking” means that certain Performance Undertaking, dated as of July 10, 2003 by Performance Guarantor in favor of Secured Party/Buyer, as amended and restated on December 2, 2004, as further amended and restated on October 16, 2020, and as the same may be further amended, restated or otherwise modified from time to time.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Receivable” means all indebtedness and other obligations owed to Secured Party/Buyer or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Secured Party/Buyer or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided further that “Receivable” shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Secured Party/Buyer treats such indebtedness, rights or obligations as a separate payment obligation.

3 of 5

“Receivables Purchase Agreement” means that certain Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 among Secured Party/Buyer, ABDC, as initial Servicer, the various purchaser groups from time to time party thereto and the Total Assignee of Secured Party/Buyer, as administrator for each purchaser group, as it may be amended or modified and in effect from time to time.

“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of October 16, 2020, among each Originator and Secured Party/Buyer, as the same may be amended, restated or otherwise modified from time to time.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Related Security” means, with respect to any Receivable:

(i)       all of Secured Party/Buyer’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)      all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)     all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)     all service contracts and other contracts and agreements associated with such Receivable,

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(v)      all Records related to such Receivable,

(vi)     all of Secured Party/Buyer’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable and all of Secured Party/Buyer’s right, title and interest in, to and under the Performance Undertaking,

(vii)     all of Secured Party/Buyer’s right, title and interest in and to the Demand Advances, and

(viii)    all proceeds of any of the foregoing.

“Side Letter” means that certain letter agreement, dated as of the Sixteenth Amendment Date, among Secured Party/Buyer, the Servicer, the Total Assignee of the Secured Party Buyer, and each purchaser agent, as the same may be amended, restated or otherwise modified from time to time.

“Sixteenth Amendment Date” means May 13, 2021.

“Servicer” means at any time the Person (which may be the Total Assignee of Secured Party/Buyer) then authorized pursuant to Article VIII of the Receivables Purchase Agreement to service, administer and collect Receivables.

“Specified Obligor” means each Obligor specified in the Side Letter.

“Subordinated Note” means a promissory note in substantially the form of Exhibit VI to the Receivables Sale Agreement as more fully described in Section 1.3 of the Receivables Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

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UCC FINANCING STATEMENT AMENDMENT
FOLLOW INSTRUCTIONS
A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1a. INITIAL FINANCING STATEMENT FILE NUMBER U200030258224 Filed: 10/16/2020	1b.☐	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Filer: attach Amendment Addendum (Form UCC3Ad) and provide Debtor’s name in item 13
2. ☐	TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to the security interest(s) of Secured Party authorizing this Termination Statement

3. ☐	ASSIGNMENT (full or partial): Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9
For partial assignment, complete items 7 and 9 and also indicate affected collateral in item 8

4. ☐	CONTINUATION: Effectiveness of the Financing Statement identified above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law

5. ☐	PARTY INFORMATION CHANGE:
Check one of these two boxes:	AND Check one of these three boxes to:

This Change affects ☐ Debtor or ☐ Secured Party of record	☐	CHANGE name and/or address: Complete item 6a or 6b; and item 7a or 7b and item 7c	☐	ADD name: Complete item 7a or 7b, and item 7c	☐	DELETE name: Give record name to be deleted in item 6a or 6b
6.	CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b)
OR	6a. ORGANIZATION’S NAME
	6b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

7.	CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change provide only one name (7a or 7b) (use exact. full name; do not omit, modify or abbreviate any part of the Debtor’s name)
7a. ORGANIZATION’S NAME
OR	7b. INDIVIDUAL’S SURNAME
INDIVIDUAL’S FIRST PERSONAL NAME
INDIVIDUAL’S ADDITIONAL NAME(S)/INITIAL(S)				SUFFIX
7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

8. ☑	COLLATERAL CHANGE: Also check one of these four boxes:	☐ ADD collateral	☐ DELETE collateral	☑ RESTATE covered collateral	☐ ASSIGN collateral
Indicate collateral:

See Schedule I, attached hereto and made a part hereof, consisting of 5 pages; Total pages 6.

9.	NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment)
If this is an Amendment authorized by a DEBTOR, check here ☐ and provide name of authorizing Debtor
9a. ORGANIZATION’S NAME
OR	MUFG Bank, Ltd., as Administrator

	9b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
10. OPTIONAL FILER REFERENCE DATA:
File w/ CA SoS Debtor: ASD Specialty Healthcare, LLC 741032759/03128405-

International Association of Commercial Administrators (IACA)
FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. 04/20/11)

SCHEDULE I

TO

UNIFORM COMMERCIAL CODE FINANCING STATEMENT AMENDMENT

ON FORM UCC-3

Naming:

DEBTOR/SELLER:

ASD Specialty Healthcare, LLC 5025 Plano Parkway

Carrollton, TX 75010

SECURED PARTY/BUYER:

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION

P.O. Box 1735

Southeastern, PA 19399

TOTAL ASSIGNEE OF SECURED PARTY/BUYER:

MUFG Bank, Ltd.,

1221 Avenue of the Americas,

New York, NY 10020

The financing statement amendment (the “Financing Statement”) to which this Schedule I is attached and made a part covers all right, title and interest of the Debtor/Seller in, to and under the following property (the “Conveyed Assets”), whether now or hereafter owned, existing, arising, created or acquired:

(a)	all Receivables of the Debtor/Seller;

(b)	all Collections and Related Security with respect thereto;

(c)	each Lock-Box and Collection Account;

(d)	all other rights and payments relating to such Receivables; and

(e)	all proceeds of any of the foregoing.

A purchase of, or security interest in, any Conveyed Assets described in this Financing Statement will violate the rights of the Total Assignee of Secured Party/Buyer.

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As used herein, the following terms shall have the meanings set forth below, and any initially capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Receivables Purchase Agreement (as defined below):

“ABDC” shall mean AmerisourceBergen Drug Corporation, a Delaware corporation.

“Account Disclosure Letter” means that certain letter from the Secured Party/Buyer and the Servicer to the Total Assignee of Secured Party/Buyer and each purchaser agent, setting forth each Lock-Box and Collection Account to which Collections are remitted.

“AmerisourceBergen” shall mean AmerisourceBergen Corporation, a Delaware corporation.

“Amortization Event” has the meaning specified in Article IX of the Receivables Purchase Agreement.

“ASD Specialty Sale Commencement Date” has the meaning set forth in the Receivables Sale Agreement.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed in the Account Disclosure Letter.

“Collection Account Agreement” means an agreement substantially in the form of Exhibit V to the Receivables Purchase Agreement, among ABDC, Secured Party/Buyer, the Total Assignee of Secured Party/Buyer and a Collection Bank and, if applicable, the Debtor/Seller.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Demand Advance” means any advance made by Secured Party/Buyer to ABDC at any time while it is acting as the Servicer, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security, (c) bears interest at a market rate determined by Secured Party/Buyer and the Servicer from time to time, (d) is not subordinated to any other indebtedness or obligation of the Servicer, and (e) may not be offset by ABDC against amounts due and owing from Secured Party/Buyer to it under its Subordinated Note; provided that no Demand Advance may be made after the Final Facility Termination Date or on any date prior to the Final Facility Termination Date on which an Amortization Event or an Unmatured Amortization Event exists and is continuing.

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“Excluded Obligor” means, solely to the extent that the Excluded Obligor Date has not occurred, the Specified Obligor.

“Excluded Obligor Date” means the applicable date designated as such in an Excluded Obligor Request that has been countersigned by the Administrator.

“Excluded Obligor Request” means a request, in substantially the form of Exhibit XVII to the Receivables Purchase Agreement, made by or on behalf of the Servicer pursuant to the Receivables Purchase Agreement.

“Excluded Receivable” means each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) originated by the Debtor/Seller on or after the Sixteenth Amendment Date, the Obligor of which is an Excluded Obligor; provided, however, that on and after the Excluded Obligor Date (if any), no “Excluded Receivable” shall exist.

“Final Facility Termination Date” has the meaning set forth in Exhibit I to the Receivables Purchase Agreement.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed in the Account Disclosure Letter.

“Obligor” shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to an Originator or the Secured Party/Buyer as assignee thereof pursuant to such Contract.

“Originator” means each of ABDC and the other Persons, if any, party to the Receivables Sale Agreement from time to time as a seller.

“Performance Guarantor” means AmerisourceBergen.

“Performance Undertaking” means that certain Performance Undertaking, dated as of July 10, 2003 by Performance Guarantor in favor of Secured Party/Buyer, as amended and restated on December 2, 2004, as further amended and restated on October 16, 2020, and as the same may be further amended, restated or otherwise modified from time to time.

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“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Receivable” means all indebtedness and other obligations owed to Secured Party/Buyer or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Secured Party/Buyer or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, however, that prior to the ASD Specialty Sale Commencement Date, “Receivable” shall not include any Receivable (without giving effect to this proviso) originated by Debtor/Seller; provided, further, that “Receivable” shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Secured Party/Buyer treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivables Purchase Agreement” means that certain Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 among Secured Party/Buyer, ABDC, as initial Servicer, the various purchaser groups from time to time party thereto and the Total Assignee of Secured Party/Buyer, as administrator for each purchaser group, as it may be amended or modified and in effect from time to time.

“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of October 16, 2020, among each Originator and Secured Party/Buyer, as the same may be amended, restated or otherwise modified from time to time.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Related Security” means, with respect to any Receivable:

(i)       all of Secured Party/Buyer’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)      all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

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(iii)     all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)     all service contracts and other contracts and agreements associated with such Receivable,

(v)      all Records related to such Receivable,

(vi)     all of Secured Party/Buyer’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable and all of Secured Party/Buyer’s right, title and interest in, to and under the Performance Undertaking,

(vii)    all of Secured Party/Buyer’s right, title and interest in and to the Demand Advances, and

(viii)   all proceeds of any of the foregoing.

“Side Letter” means that certain letter agreement, dated as of the Sixteenth Amendment Date, among Secured Party/Buyer, the Servicer, the Total Assignee of the Secured Party Buyer, and each purchaser agent, as the same may be amended, restated or otherwise modified from time to time.

“Sixteenth Amendment Date” means May 13, 2021.

“Servicer” means at any time the Person (which may be the Total Assignee of Secured Party/Buyer) then authorized pursuant to Article VIII of the Receivables Purchase Agreement to service, administer and collect Receivables.

“Specified Obligor” means each Obligor specified in the Side Letter.

“Subordinated Note” means a promissory note in substantially the form of Exhibit VI to the Receivables Sale Agreement as more fully described in Section 1.3 of the Receivables Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

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EXHIBIT D

(attached)

Exhibit-D	Omnibus Amendment

EXECUTION VERSION

AMENDMENT NO. 1 dated as of May 13, 2021 (this “Amendment”), to the CREDIT AGREEMENT dated as of March 18, 2011, as amended and restated as of September 18, 2019 (the “Credit Agreement”), among AMERISOURCEBERGEN CORPORATION, a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, the Administrative Agent and the Lenders whose signatures appear below, constituting the Required Lenders, are willing to amend the Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendments. Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement (excluding the Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the Amendment No. 1 Effective Date) is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) as set forth in Annex I hereto.

SECTION 3. Representations and Warranties. The Company represents and warrants to the other parties hereto that:

(a)      the execution, delivery and performance of this Amendment is within the Company’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or other equityholder action;

(b)      this Amendment has been duly executed and delivered by the Company, and this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

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(c)      no Default has occurred and is continuing; and

(d)      the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except in the case of those representations and warranties already qualified by materiality, which are true and complete in all respects) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

SECTION 4. Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied or waived:

(a)      the Administrative Agent shall have executed a counterpart of this Amendment and shall have received from the Company and the Lenders that constitute the Required Lenders (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which, subject to Section 11.06(b) of the Credit Agreement, may include any Electronic Signatures transmitted by fax, emailed. pdf or any other electronic means that reproduces an image of an actual executed signature page of this Amendment) that such party has signed a counterpart of this Amendment; and

(b)      The Administrative Agent shall have received a certificate signed by the President and Chief Executive Officer, a Vice President or a Financial Officer of the Company confirming the accuracy of the representations and warranties set forth in Section 3 hereof.

The Administrative Agent shall notify the Company and the Lenders of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. On and after the Amendment No. 1 Effective Date, any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.

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SECTION 6. Notices. All notices hereunder shall be given in accordance with the provisions of Section 11.01 of the Credit Agreement.

SECTION 7. Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4 hereof, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 9. Incorporation by Reference. Sections 11.06(b), 11.07, 11.09(b), 11.09(c), 11.09(d), 11.09(e), 11.10 and 11.11 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the date first above written.

AMERISOURCEBERGEN CORPORATION

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as the Administrative Agent,

By:

Name:
Title:

LENDER SIGNATURE PAGE TO AMENDMENT NO 1. TO THE CREDIT AGREEMENT DATED AS OF MARCH 18, 2011, AS AMENDED AND RESTATED AS OF SEPTEMBER 18, 2018, OF AMERISOURCEBERGEN CORPORATION

Name of Lender:

By

Name:
Title:

For any institution requiring a second signature block:

By

Name:
Title:

Annex I

ANNEX I

to Amendment No. 1

CREDIT AGREEMENT

dated as of March 18, 2011,

as amended and restated as of September 18, 2019,

among

AMERISOURCEBERGEN CORPORATION,

The BORROWING SUBSIDIARIES Party Hereto,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents

and

CITIBANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

MUFG BANK, LTD.

THE BANK OF NOVA SCOTIA,

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~41~~41
SECTION 1.03.	Terms Generally	42
SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Computations	~~42~~42
SECTION 1.05.	Currency Translation	~~43~~43
SECTION 1.06.	Interest Rates; LIBOR Notification	~~44~~44
SECTION 1.07.	Divisions	~~44~~44

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~44~~45
SECTION 2.02.	Loans and Borrowings	~~45~~45
SECTION 2.03.	Requests for Borrowings	~~46~~47
SECTION 2.04.	Swingline Loans	~~47~~48
SECTION 2.05.	Letters of Credit	~~49~~50
SECTION 2.06.	Canadian Bankers’ Acceptances	~~58~~59
SECTION 2.07.	Funding of Borrowings and B/A Drawings	~~62~~62
SECTION 2.08.	Interest Elections	~~63~~63
SECTION 2.09.	Termination, Reduction, Increase and Redesignation of Commitments	~~65~~65
SECTION 2.10.	Repayment of Loans and B/As; Evidence of Debt	~~68~~68
SECTION 2.11.	Prepayment of Loans and B/As	~~68~~69
SECTION 2.12.	Fees	~~70~~70
SECTION 2.13.	Interest	~~71~~72
SECTION 2.14.	Alternate Rate of Interest	~~72~~73
SECTION 2.15.	Increased Costs	~~74~~74
SECTION 2.16.	Break Funding Payments	~~75~~76
SECTION 2.17.	Taxes	~~76~~77
SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~82~~83
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~84~~85
SECTION 2.20.	Foreign Subsidiary Costs	~~85~~86
SECTION 2.21.	Designation of Borrowing Subsidiaries	~~86~~87
SECTION 2.22.	Defaulting Lenders	~~87~~88
SECTION 2.23.	Extension of Maturity Date	~~90~~91

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ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	~~91~~92
SECTION 3.02.	Authorization; Enforceability	~~91~~92
SECTION 3.03.	Governmental Approvals; No Conflicts; Margin Stock	~~92~~93
SECTION 3.04.	Financial Condition; No Material Adverse Change	~~92~~93
SECTION 3.05.	Properties	~~92~~93
SECTION 3.06.	Litigation and Environmental Matters	~~93~~94
SECTION 3.07.	Compliance with Laws and Agreements	~~93~~94
SECTION 3.08.	Investment Company Status	~~93~~94
SECTION 3.09.	Taxes	~~93~~94
SECTION 3.10.	ERISA	~~94~~94
SECTION 3.11.	Disclosure	~~94~~95
SECTION 3.12.	Insurance	~~94~~95
SECTION 3.13.	Labor Matters	~~94~~95
SECTION 3.14.	Anti-Corruption Laws and Sanctions	~~95~~96

ARTICLE IV

Conditions

SECTION 4.01.	Each Credit Event	~~95~~96
SECTION 4.02.	Effectiveness of Designation of each Additional Borrowing Subsidiary	~~95~~96

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	~~96~~97
SECTION 5.02.	Notices of Material Events	~~97~~98
SECTION 5.03.	Existence; Conduct of Business	~~98~~99
SECTION 5.04.	Payment of Taxes	~~98~~99
SECTION 5.05.	Maintenance of Properties; Insurance	~~98~~99
SECTION 5.06.	Books and Records; Inspection and Audit Rights	~~99~~100
SECTION 5.07.	Compliance with Laws	~~99~~100
SECTION 5.08.	Use of Proceeds and Letters of Credit	~~99~~100
SECTION 5.09.	Senior Debt Status	~~99~~100

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ARTICLE VI

Negative Covenants

SECTION 6.01.	Subsidiary Indebtedness	~~100~~101
SECTION 6.02.	Liens	~~101~~102
SECTION 6.03.	Fundamental Changes	~~103~~104
SECTION 6.04.	Asset Sales	~~103~~104
SECTION 6.05.	Leverage Ratio	~~103~~104

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Collection Allocation Mechanism

ARTICLE X

Guarantee

ARTICLE XI

Miscellaneous

SECTION 11.01.	Notices	~~114~~116
SECTION 11.02.	Waivers; Amendments	~~116~~118
SECTION 11.03.	Expenses; Indemnity; Damage Waiver	~~119~~120
SECTION 11.04.	Successors and Assigns	~~121~~122
SECTION 11.05.	Survival	~~124~~126
SECTION 11.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~125~~126
SECTION 11.07.	Severability	~~125~~127
SECTION 11.08.	Right of Setoff	~~126~~127

Page

SECTION 11.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~126~~127
SECTION 11.10.	WAIVER OF JURY TRIAL	~~127~~128
SECTION 11.11.	Headings	~~127~~129
SECTION 11.12.	Confidentiality	~~127~~129
SECTION 11.13.	Interest Rate Limitation	~~128~~130
SECTION 11.14.	Certain Notices	~~129~~130
SECTION 11.15.	Non-Public Information	~~129~~130
SECTION 11.16.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~129~~131
SECTION 11.17.	No Fiduciary Duty	~~130~~131
SECTION 11.18.	Conversion of Currencies	~~130~~132
SECTION 11.19.	Company as Agent of Borrowing Subsidiaries	~~131~~132
SECTION 11.20.	Acknowledgment Regarding any Supported QFCs	~~131~~132

Schedules

Schedule 2.01	Commitments
Schedule 2.02	Lending Offices
Schedule 2.05A	Existing Letters of Credit
Schedule 2.05B	LC Commitments
Schedule 6.02	Existing Liens

Exhibits

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Borrower Joinder Agreement
Exhibit B-2	Form of Borrower Termination Agreement
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E-1	Form of US Tax Compliance Certificate (For Non-US Lenders That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit E-2	Form of US Tax Compliance Certificate (For Non-US Participants That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit E-3	Form of US Tax Compliance Certificate (For Non-US Participants That Are Partnerships For US Federal Income Tax Purposes)
Exhibit E-4	Form of US Tax Compliance Certificate (For Non-US Lenders That Are Partnerships For US Federal Income Tax Purposes)

CREDIT AGREEMENT dated as of March 18, 2011, as amended and restated as of September 18, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among AMERISOURCEBERGEN CORPORATION, a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrowers (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to extend, and the Lenders are willing, on the terms and subject to the conditions set forth herein, to extend, credit in the form of:

(a) Tranche One Commitments under which (i) Borrowers may obtain Revolving Loans in US Dollars, Sterling, Euro, Designated Currencies and, in the case of Borrowers that are Canadian Subsidiaries, Canadian Dollars, (ii) Borrowers that are UK Subsidiaries or Irish Subsidiaries may obtain Swingline Loans in Sterling, (iii) Borrowers that are not US Subsidiaries may obtain Swingline Loans in Euro, (iv) Borrowers may obtain Letters of Credit in US Dollars, Sterling, Euro, Designated Currencies and, in the case of Borrowers that are Canadian Subsidiaries, Canadian Dollars and (v) Borrowers that are Canadian Subsidiaries may issue and sell B/As.

(b) Tranche Two Commitments under which (i) Borrowers may obtain Revolving Loans in US Dollars, Sterling, Euro, Designated Currencies and, in the case of Borrowers that are Canadian Subsidiaries, Canadian Dollars, (ii) Borrowers that are UK Subsidiaries or Irish Subsidiaries may obtain Swingline Loans in Sterling, (iii) Borrowers that are not US Subsidiaries may obtain Swingline Loans in Euro and (iv) Borrowers may obtain Letters of Credit in US Dollars, Sterling, Euro and Designated Currencies.

The proceeds of Loans made and B/As accepted and purchased hereunder will be used for general corporate purposes of the Company and the Subsidiaries. Letters of Credit and Swingline Loans will be used by the Company and the Subsidiaries for general corporate purposes.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning set forth in Section 2.09(d).

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition, or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Material Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate for US Dollars for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, or any successor appointed in accordance with Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Tranche One Revolving Credit Exposure” means the sum of the Tranche One Revolving Credit Exposures of all the Lenders; provided that for purposes of this definition, the Tranche One Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Tranche One Swingline Exposure in excess of its Tranche One Percentage of all outstanding Tranche One Swingline Loans.

“Aggregate Tranche Two Revolving Credit Exposure” means the sum of the Tranche Two Revolving Credit Exposures of all the Lenders; provided that for purposes of this definition, the Tranche Two Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Tranche Two Swingline Exposure in excess of its Tranche Two Percentage of all outstanding Tranche Two Swingline Loans.

“Agreed LC Currency” means, as to each Issuing Bank in relation to any Tranche, any Alternative Currency (other than any Alternative Currency that is also a Designated Currency under such Tranche) approved in writing by such Issuing Bank and the Administrative Agent that is freely traded and convertible into US Dollars in the London or other offshore interbank market for such currency and for which a US Dollar Equivalent can be determined.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month (or, in the event the Screen Rate for deposits in US Dollars is not available for such maturity of one month, shall be based on the Interpolated Screen Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above; provided that the Alternate Base Rate shall not be less than 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Currency” means any currency other than US Dollars, Sterling, Euros or Canadian Dollars.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules and regulations of any jurisdiction applicable to the Company and the Subsidiaries concerning or relating to bribery, money laundering or corruption.

“Applicable Funding Account” means, as to each Borrower, the applicable account that shall be specified in a written notice signed by a Financial Officer and delivered to and approved by the Administrative Agent.

“Applicable Rate” means, for any day, the applicable rate per annum set forth below under the caption “Facility Fee Rate”, “LIBOR/EURIBOR/CDOR Spread, Sterling and Euro Overnight Rate Spread and B/A Stamping Fee” or “ABR/Canadian Prime Rate Spread”, as the case may be, based upon the ratings established by S&P, Moody’s and Fitch for the Index Debt as in effect on such day:

Category	Ratings (S&P/Moody’s/ Fitch)	Facility Fee Rate (basis points per annum)	LIBOR/EURIBOR/ CDOR Spread, Sterling and Euro Overnight Rate Spread and B/A Stamping Fee (basis points per annum)	ABR/Canadian Prime Rate Spread (basis points per annum)
Category 1	A+/A1/A+ or higher	5.0	70.0	0.0
Category 2	A/A2/A	7.0	80.5	0.0
Category 3	A-/A3/A-	9.0	91.0	0.0
Category 4	BBB+/Baa1/BBB+	11.0	101.5	1.5
Category 5	BBB/Baa2/BBB or lower or unrated	12.5	112.5	12.5

For purposes of the foregoing, (a) if any of Moody’s, S&P or Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (b) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the Category in which two of such ratings shall fall or, if there shall be no such Category, on the Category in which the second highest of the three ratings shall fall; and (c) if the rating established or deemed to have been established by Moody’s, S&P or Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings of the other rating agencies (or, if the circumstances referred to in this sentence shall affect all such rating agencies, the ratings most recently in effect prior to such changes or cessations).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan, BofA Securities, Inc. and Wells Fargo Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“B/A” means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by a Canadian Borrowing Subsidiary and accepted by a Tranche One Lender in accordance with the terms of this Agreement.

“B/A Drawing” means B/As accepted and purchased (and any B/A Equivalent Loans made in lieu of such acceptance and purchase) on the same date and as to which a single Contract Period is in effect.

“B/A Equivalent Loan” has the meaning set forth in Section 2.06(k).

“Bail-In Action” means, with respect to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrower DTTP Filing” means an HMRC Form DTTP2, duly completed and filed by the relevant UK Borrowing Subsidiary within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the applicable Lender or Issuing Bank to such UK Borrowing Subsidiary and the Administrative Agent.

“Borrower Joinder Agreement” means a Borrower Joinder Agreement substantially in the form of Exhibit B-1.

“Borrower Termination Agreement” means a Borrower Termination Agreement substantially in the form of Exhibit B-2.

“Borrowing” means (a) Loans of the same Class, Type and currency made, converted or continued on the same date and to the same Borrower and, in the case of LIBOR Loans, CDOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan or Swingline Loans of the same Class and currency made on a single date.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Sterling, £500,000, (c) in the case of a Borrowing denominated in Euros, €3,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$5,000,000 and (e) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of US$5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$100,000, (b) in the case of a Borrowing denominated in Sterling, £100,000, (c) in the case of a Borrowing denominated in Euros, €100,000, (d) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$100,000 and (e) in the case of a Borrowing denominated in any Alternative Currency, 100,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Borrowing Subsidiary” means (a) BP Pharmaceuticals Laboratories Unlimited Company, an unlimited company organized under the laws of the Republic of Ireland, (b) Innomar Strategies Inc., a corporation formed under the laws of the Province of Ontario, Canada, (c) Centaur Services Limited, a company incorporated under the laws of England and Wales, and (d) any other Subsidiary that has become a Borrowing Subsidiary as provided in Section 2.21 and has not ceased to be a Borrowing Subsidiary as provided in such Section.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan in any currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market, (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day that is not a TARGET Day, (c) when used in connection with a CDOR Loan or a Canadian Prime Rate Loan or a B/A, the term “Business Day” shall also exclude any day on which banks are not open for general business in Toronto and (d) when used in connection with a Loan to any Borrower organized in a jurisdiction other than the United States of America, the Republic of Ireland, the United Kingdom or Canada, the term “Business Day” shall also exclude any day on which commercial banks in the jurisdiction of organization of such Borrower are authorized or required by law to remain closed.

“CAM” means the mechanism for the allocation and exchange of interests in the Tranches and the collections thereunder established under Article IX.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article IX.

“CAM Exchange Date” means the date on which any event referred to in clause (h) or (i) of Article VII shall occur with respect to the Company.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the US Dollar Equivalents (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange and (b) the denominator shall be the sum of the US Dollar Equivalents (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange. For purposes of determining the CAM Percentages, the amount payable in respect of any B/A shall be deemed to be the face amount thereof, reduced by the unaccreted portion of the discount at which such B/A shall have been purchased (taking into account the applicable Discount Rates and acceptance fees), as determined by the Administrative Agent in accordance with accepted financial practice.

“Canadian Borrowing Subsidiary” means any Borrowing Subsidiary that is a Canadian Subsidiary.

“Canadian Dollars” or “Cdn.$” means the lawful money of Canada.

“Canadian Prime Rate” means, for any day, the rate of interest per annum equal to the greater of (a) the PRIMCAN Index rate that appears on the Bloomberg screen (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) at approximately 10:15 a.m., Toronto time, on such day and (b) the interest rate per annum equal to the sum of (i) the CDO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Canadian Dollars with a maturity of 30 days and (ii) 1.00% per annum. For purposes of clause (b) above, the CDO Rate on any day shall be based on the Screen Rate at approximately 10:15 a.m., Toronto time, on such day for deposits in Canadian Dollars with a maturity of 30 days (or, in the event the Screen Rate for deposits in Canadian Dollars is not available for such maturity of 30 days, shall be based on the Interpolated Screen Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If, after giving effect to the immediately preceding sentence, the rate referred to in clause (b) above may not be determined, then the Canadian Prime Rate shall be determined without reference to clause (b) above; provided that the Canadian Prime Rate shall not be less than 1.00%. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDO Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDO Rate, as the case may be.

“Canadian Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“CDO Rate” means, with respect to any CDOR Borrowing or B/A for any Interest Period or Contract Period, the applicable Screen Rate (rounded if necessary to the nearest 1/100 of 1% (with 0.005% being rounded up)) as of the Specified Time on the Quotation Day.

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDO Rate.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date), of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the Restatement Effective Date, (ii) nominated by the board of directors of the Company, (iii) appointed by directors referred to in the preceding clauses (i) and (ii), or (iv) approved by the board of directors of the Company as director candidates prior to their election to such board of directors; or (c) the occurrence of a “Change of Control” (or other similar event or condition however denominated) under any instrument or agreement evidencing or governing Indebtedness, or obligations in respect of any Hedging Agreement, in an aggregate principal amount exceeding US$150,000,000.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule or regulation, (b) any change in any law, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or made or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Claims” has the meaning set forth in Section 2.18(c).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche One Revolving Loans, Tranche Two Revolving Loans, Tranche One Swingline Loans or Tranche Two Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Tranche One Commitment or a Tranche Two Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitments” means the Tranche One Commitments and the Tranche Two Commitments, as the case may be. The aggregate amount of the Commitments as of the Restatement Effective Date is US$1,400,000,000.

“Commitment Increase” has the meaning set forth in Section 2.09(e).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank through Electronic Systems.

“Company” has the meaning set forth in the preamble to this Agreement.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum, without duplication, of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any special one-time or extraordinary charges or extraordinary losses for such period, in each case to the extent not involving cash payments by the Company or any Subsidiary in such period, (v) any LIFO adjustment (if negative) or charge for such period and (vi) non-cash expenses and charges for such period associated with derivatives transactions, including such non-cash expenses and charges attributed to warrants issued and any associated hedging transactions, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any special one-time or extraordinary non-cash gains for such period, (ii) any LIFO adjustment (if positive) or credit for such period, (iii) any non-cash gains for such period associated with derivatives transactions, including such non-cash gains attributed to warrants issued and any associated hedging transactions, all determined on a consolidated basis in accordance with GAAP and (iv) any cash payments made by the Company or any Subsidiary in such period in respect of any special one-time or extraordinary charges or extraordinary losses added back to Consolidated Net Income in a prior period pursuant to clause (a)(iv) above. In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated EBITDA shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income or loss of any Person (other than the Company) that is not a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into, amalgamated with or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such Subsidiary.

“Consolidated Tangible Assets” means the book value of the total consolidated assets of the Company and the Subsidiaries less the book value of all intangible assets, including goodwill, trademarks, non-compete agreements, customer relationships, patents, unamortized deferred financing fees, and other rights or nonphysical resources that are presumed to represent an advantage to the Company in the marketplace, in each case determined on a consolidated basis in accordance with GAAP.

“Contract Period” means, with respect to any B/A, the period commencing on the date such B/A is issued, accepted and purchased and ending on the date that is seven or 14 days or one, two, three and six months thereafter, as the applicable Canadian Borrowing Subsidiary may elect or, to the extent agreed to by each Tranche One Lender, such other number of days (not in excess of 180) as shall be requested by the applicable Canadian Borrowing Subsidiary; provided that if such Contract Period would end on a day other than a Business Day, such Contract Period shall be extended to the next succeeding Business Day.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.20.

“Credit Party” means the Administrative Agent, an Issuing Bank, a Swingline Lender or any other Lender.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded, purchased or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans, (iii) to accept and purchase any B/A or (iv) to pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including by reference to a particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including by reference to a particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Designated Currency” means, in relation to any Tranche, any currency (a) that is freely transferable and convertible into US Dollars in the London interbank market, (b) for which LIBO Rates can be determined by reference to the applicable Screen Rate and (c) that has been designated by the Administrative Agent as a Designated Currency under such Tranche at the request of the Company and with the consent of each Lender with a Commitment or a Revolving Credit Exposure under such Tranche. If the applicable Lenders and the Administrative Agent shall so elect, the designation of a currency as a Designated Currency in relation to any Tranche may be limited to one or more of the Borrowers entitled to borrow under such Tranche.

“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Revolving Loans, (b) participations in Swingline Loans funded (or required to be funded as provided in Article IX) by the Tranche One Lenders or the Tranche Two Lenders, as applicable, (c) amounts payable to the Tranche One Lenders in respect of B/As, (d) unreimbursed LC Disbursements and interest thereon and (e) all facility fees and Letter of Credit participation fees.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Discount Proceeds” means, with respect to any B/A, an amount (rounded upward, if necessary, to the nearest Cdn.$.01) calculated by multiplying (a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount Rate (expressed as a decimal) applicable to such B/A and (y) a fraction of which the numerator is the Contract Period applicable to such B/A and the denominator is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.

“Discount Rate” means, with respect to a B/A being accepted and purchased on any day, (a) for a Lender that is a Schedule I Lender, the CDO Rate applicable to such B/A and (b) for a Lender that is a Non-Schedule I Lender, (i) the CDO Rate applicable to such B/A plus (ii) 0.10% per annum. For purposes of this definition, the CDO Rate on any day shall be based on the Screen Rate at approximately 10:15 a.m., Toronto time, on such day for deposits in Canadian Dollars with a maturity of 30 days; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If, after giving effect to the immediately preceding sentence, the CDO Rate may not be determined, then the Discount Rate shall mean, with respect to a B/A being accepted and purchased on any day, the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) at approximately 10:15 a.m., Toronto time, on such day.

“Documentation Agents” means Citibank, N.A., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., The Bank of Nova Scotia and U.S. Bank National Association.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including email, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Company or any Subsidiary.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent pursuant to Section 4063, 4203 or 4205 of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Euro Overnight Rate” means a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for overnight deposits in Euros as displayed on the applicable Reuters screen page (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.12(b), compute the US Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Excluded Subsidiary” means (a) Foreign Subsidiaries, (b) Securitization Entities, (c) Subsidiaries that are less than 100% owned, directly or indirectly, by the Company to the extent such Subsidiaries are prohibited by shareholders agreements, joint venture agreements or other similar organizational documents from guaranteeing the Obligations, (d) Subsidiaries that have assets (including Equity Interests in other Subsidiaries) of less than US$10,000,000 for any such Subsidiary (provided that all such Subsidiaries’ assets shall not be in excess of US$150,000,000 in the aggregate), (e) J.M. Blanco, Inc., a Delaware corporation, and (f) if determined to be Subsidiaries, each of AmerisourceBergen Foundation and AmerisourceBergen Associate Assistance Fund.

“Excluded Taxes” means, with respect to any Lender, (a) income or franchise Taxes imposed on (or measured by) its net income by (i) the United States of America or (ii) the jurisdiction under the laws of which such Lender is organized, in which its principal office is located or in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction described in clause (a)(ii) above, (c) any withholding Taxes that are attributable to the failure of such Lender to comply with Section 2.17(f), 2.17(g) or 2.17(h), (d) other than with respect to any Lender that becomes a Lender through an assignment under Section 2.19(b), any withholding Taxes that are imposed on amounts payable by a Borrower organized in the United States of America, the Republic of Ireland, the United Kingdom or Canada to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment (other than any such interest that such Lender acquires pursuant to the operation of the CAM), to the extent such Taxes are (i) imposed by any taxation authority of such Borrower’s jurisdiction of organization (including country) on amounts payable from locations within such jurisdiction to such Lender’s applicable Lending Office designated for Borrowers organized in such jurisdiction and (ii) in effect and applicable (assuming the taking by such Borrower and such Lender of all actions required in order for available exemptions from such Taxes to be effective) at the time such Lender becomes a party to this Agreement (or designates a new Lending Office for Borrowers organized in such jurisdiction), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Taxes pursuant to Section 2.17 and (e) any US Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means this Credit Agreement, as amended and in effect immediately prior to the Restatement Effective Date.

“Existing Letters of Credit” means each letter of credit previously issued or, pursuant to the terms of the Existing Credit Agreement, deemed issued for the account of the Company or a Subsidiary pursuant to the Existing Credit Agreement and listed on Schedule 2.05A.

“Existing Maturity Date” has the meaning set forth in Section 2.23.

“Existing Securitization” means the Securitization provided for in the Amended and Restated Receivables Purchase Agreement dated as of April 29, 2010, as amended, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as initial servicer, various purchaser groups from time to time party thereto and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrator.

“Extending Lender” has the meaning set forth in Section 2.23.

“Extension” has the meaning set forth in Section 2.23.

“Extension Closing Date” has the meaning set forth in Section 2.23.

“Extension Notice” has the meaning set forth in Section 2.23.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means (a) with respect to the Company, the chief financial officer, principal accounting officer, treasurer, controller, assistant treasurer or director of treasury or director or officer with comparable responsibilities of the Company and (b) with respect to any Borrowing Subsidiary, the chief financial officer, principal accounting officer, treasurer, controller, assistant treasurer or director of treasury or director or officer with comparable responsibilities of the Company or such Borrowing Subsidiary; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of the Company or such Borrowing Subsidiary, as the case may be, shall have, theretofore (including on the Restatement Effective Date) or concurrently therewith, delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Fitch” means Fitch, Inc., and any successor to its rating agency business.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect, subject to Section 1.04, from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the lesser of (i) the principal amount outstanding on such date of the Indebtedness guaranteed thereby and (ii) in the case of any Guarantee the terms of which limit the monetary exposure of the guarantor, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined pursuant to such terms).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or any credit default swap agreement.

“HMRC” means H.M. Revenue & Customs.

“HMRC DT Treaty Passport Scheme” means the HMRC Double Taxation Treaty Passport scheme.

“Increase Effective Date” has the meaning set forth in Section 2.09(e).

“Increasing Lender” has the meaning set forth in Section 2.09(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes (including the Senior Notes) or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) deferred compensation payable to directors, officers or employees of such Person, (ii) trade accounts payable incurred in the ordinary course of business and (iii) any purchase price adjustment or amount incurred in connection with an acquisition), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (h) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person incurred under or in connection with a Securitization; provided that, notwithstanding the foregoing, obligations of such Person arising under the Supply Chain Financing Arrangements solely as a result of a recharacterization of a sale by such Person of accounts receivable as incurrence of debt shall not constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 11.03(b).

“Index Debt” means the Company’s senior, unsecured, non-credit-enhanced long-term Indebtedness for borrowed money.

“Information Memorandum” means the Confidential Information Memorandum dated August 2019, relating to the Company and the Transactions.

“Initial Borrowings” has the meaning set forth in Section 2.09(e).

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or B/A Drawing in accordance with Section 2.08, which shall be substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Rate Loan, the first Business Day of each January, April, July and October, (b) with respect to any LIBOR Loan, CDOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the first Business Day of each calendar month and the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two (other than in the case of a EURIBOR Borrowing), three or six months (or, with consent of each Lender under the applicable Tranche, 12 months) thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such period, in each case, as of the time the Interpolated Screen Rate is required to be determined in accordance with the other provisions hereof; provided that if such rate would be less than zero, such rate shall be deemed to be zero.

“Irish Borrowing Subsidiary” means any Borrowing Subsidiary that is an Irish Subsidiary.

“Irish Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the Republic of Ireland or any political subdivision thereof.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each of JPMorgan, Bank of America, N.A. and Wells Fargo Bank, National Association and (b) each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall cause such Affiliate to comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Issuing Bank Agreement” has the meaning set forth in Section 2.05(j).

“ITA” means the United Kingdom Income Tax Act 2007.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is set forth in Schedule 2.05B or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.05(j), in its Issuing Bank Agreement. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Company, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“LC Disbursement” means a Tranche One LC Disbursement or a Tranche Two LC Disbursement.

“LC Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which US Dollars may be exchanged into such other currency at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“LC Exposure” means, at any time, the sum of the Tranche One LC Exposure and the Tranche Two LC Exposure at such time.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to any Borrower, in each case in a currency other than US Dollars, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with US Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Applicable Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender pursuant to an Assignment and Assumption or Section 2.09(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.

“Lending Office” means a Tranche One Lending Office or a Tranche Two Lending Office.

“Letter of Credit” means any Tranche One Letter of Credit or Tranche Two Letter of Credit. For the avoidance of doubt, nothing herein shall prohibit any Lender from issuing letters of credit for the account of the Company and the Subsidiaries in addition to those issued under this Agreement.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date); provided that for purposes of determining the Leverage Ratio at any time, the outstanding amount of the Revolving Loans and B/As and all other revolving Indebtedness, and the amounts of all Securitizations, included in Total Indebtedness shall be deemed to equal the average of (i) the outstanding amounts of the Revolving Loans and B/As and other revolving Indebtedness and (ii) the amounts of all Securitizations, in each case on the last day of each of the four most recently ended fiscal quarters, net of Permitted Investments of the Company and the Subsidiaries (excluding therefrom proceeds of any Acquisition Indebtedness to the extent such Acquisition Indebtedness as of such day was excluded from Total Indebtedness pursuant to the definition of such term) not to exceed US$100,000,000 on the last day of each such quarter.

“LIBO Rate” means, with respect to any LIBOR Borrowing denominated in any currency for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the LIBO Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means the Restatement Agreement, this Agreement, each Borrower Joinder Agreement, each Borrower Termination Agreement, any guarantee agreement entered into pursuant to Section 6.01, any incremental facility agreement referred to in Section 2.09(d) and, other than for purposes of Section 11.02, each Swingline Agreement, each Issuing Bank Agreement, any agreement between the Company and any Issuing Bank regarding such Issuing Bank’s LC Commitment and each promissory note issued hereunder.

“Loan Parties” means, at any time, the Company, each other Borrower and each Subsidiary that at such time is a party to any guarantee agreement entered into pursuant to Section 6.01.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, (b) with respect to a Loan or Borrowing denominated in Sterling, Euros or an Alternative Currency, London time and (c) with respect to a Canadian Prime Rate Loan or other Loan or Borrowing denominated in Canadian Dollars or any B/A, Toronto time.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor exceeds US$500,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company and its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor exceeds US$500,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans, B/As and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries, in an aggregate principal amount exceeding US$150,000,000; provided that the term Material Indebtedness shall not include the Indebtedness of Profarma or its subsidiaries to the extent such Indebtedness is not Guaranteed by the Company or any Subsidiary (other than Profarma and its subsidiaries). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary (a) in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time and (b) in respect of any Securitization shall be determined as set forth in the definition of such term.

“Maturity Date” means, subject to extension pursuant to Section 2.23, September 18, 2024; provided that if such date shall not be a Business Day, then the “Maturity Date” shall be the immediately preceding Business Day.

“MNPI” means material information concerning the Company or any of the Subsidiaries or any of its or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities and Exchange Act of 1934, as amended. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of its or their respective securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Extending Lender” has the meaning set forth in Section 2.23.

“Non-Schedule I Lender” means any Lender not named on Schedule I to the Bank Act (Canada).

“Non-Schedule I Reference Lender” means JPMorgan, acting through its Toronto branch.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on the preceding Business Day and (b) the Overnight Bank Funding Rate in effect on the preceding Business Day; provided that if none of such rates are published for any such preceding Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if the NYFRB Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero.

“Obligations” means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, (b) all reimbursement obligations of any Borrower in respect of B/As accepted hereunder, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (c) each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, (d) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents and (e) the due and punctual payment and performance of all obligations of the Company and the Subsidiaries under all Hedging Agreements and cash management arrangements or agreements (i) existing on the Restatement Effective Date with a Person that is a Lender on such date (or an Affiliate of such a Lender) or (ii) with a Person that shall have been the Administrative Agent or a Lender at the time the applicable Hedging Agreement or cash management arrangement or agreement was entered into (or an Affiliate of the Administrative Agent or such a Lender).

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Taxes (other than a connection arising from such Credit Party having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes, or any other excise or property Taxes, charges or similar levies, arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by US-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Participant” has the meaning set forth in Section 11.04(f).

“Participant Register” has the meaning set forth in Section 11.04(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business;

(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(j) Liens that are contractual rights of set-off;

(k) deposits of cash, cash equivalents and Permitted Investments with a trustee or a similar representative made to defease or to satisfy and discharge any debt securities;

(l) Liens on earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement with respect to an acquisition or other investment permitted hereunder; and

(m) customary Liens arising under sale agreements related to any disposition permitted hereunder, provided that such Liens extend only to the property to be disposed of;

provided that, except as set forth in clauses (c)(ii), (d)(ii) and (k), the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

(b) Indebtedness constituting direct obligations of any of the following agencies or any other like governmental or government-sponsored agency: Federal Farm Credit Bank, Federal Intermediate Credit Bank, Federal Financings Bank, Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Tennessee Valley Authority, Student Loan Marketing Association, Export-Import Bank of the United States, Farmers Home Administration, Small Business Administration, Inter-American Development Bank, International Bank for Reconstruction and Development, Federal Land Banks, and Government National Mortgage Association;

(c) direct and general obligations of any state of the United States of America or any municipality or political subdivision of such state, including auction rate securities (“Auctions”), variable demand notes (“VRDNs”) and non rated pre-funded debt, or obligations of any corporation, if such obligations, except pre-refunded debt, have long-term debt ratings of A3 by Moody’s or A- by S&P or A- by Fitch or have short-term ratings of VMIG-1 or MIG-1 by Moody’s or A-1 by S&P or F1 by Fitch;

(d) obligations (including asset-backed obligations and Equity Interests that by their terms are immediately redeemable at the option of the holder thereof for cash equal to the face amount of such Equity Interests) of any corporation, partnership, trust or other entity which are rated (or which, in the case of any such Equity Interests, are issued by an entity that is rated) at least P1 by Moody’s or A1 by S&P or F1 by Fitch (short-term rating) or A3 by Moody’s or A- by S&P or A- by Fitch (long-term rating);

(e) investments in commercial paper maturing within 13 months from the date of acquisition thereof and rated, at such date of acquisition, at least P1 by Moody’s or A1 by S&P or A1 by Fitch, and investments in master notes that are rated (or that have been issued by an issuer that is rated with respect to a class of short-term debt obligations, or any security within that class, that is comparable in priority and security with said master note) at least P1 by Moody’s or A1 by S&P or A1 by Fitch;

(f) investments in certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(g) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (f) above (or subsidiaries or Affiliates of such financial institutions); and

(h) money market funds.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeds” has the meaning specified in Section 9-102 of the Uniform Commercial Code of the State of New York.

“Profarma” means Profarma Distribuidora de Produtos Farmacêuticos S.A., a company organized under the laws of Brazil.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 11.20.

“Quotation Day” means (a) with respect to any currency (other than Euro, Sterling or Canadian Dollars) for any Interest Period, the day two Business Days prior to the first day of such Interest Period, (b) with respect to Euro for any Interest Period, the day two TARGET Days before the first day of such Interest Period and (c) with respect to Sterling or Canadian Dollars for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans such as the applicable Loans priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).

“Register” has the meaning set forth in Section 11.04(d).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, members, trustees, agents, partners, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Relevant Interbank Market” means (a) with respect to any currency (other than Euros or Canadian Dollars), the London interbank market, (b) with respect to Euros, the European interbank market and (c) with respect to Canadian Dollars, the Toronto interbank market.

 “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of all Lenders at such time; provided, that for purposes of this definition, (a) the Tranche One Revolving Credit Exposure of any Swingline Lender shall be deemed to exclude any amount of its Tranche One Swingline Exposure in excess of its Tranche One Percentage of all outstanding Tranche One Swingline Loans, but adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche One Swingline Exposures of Defaulting Lenders in effect at such time, (b) the Tranche Two Revolving Credit Exposure of any Swingline Lender shall be deemed to exclude any amount of its Tranche Two Swingline Exposure in excess of its Tranche Two Percentage of all outstanding Tranche Two Swingline Loans, but adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche Two Swingline Exposures of Defaulting Lenders in effect at such time, and (c) the unused Commitments of any such Lender shall be determined on the basis of its Tranche One Revolving Credit Exposure or Tranche Two Revolving Credit Exposure, as applicable, excluding the excess amounts referred to in the preceding clauses (a) and (b).

“Restatement Agreement” means the Amendment and Restatement Agreement dated as of September 18, 2019, among the Company, each Borrowing Subsidiary, the Lenders party thereto and the Administrative Agent.

“Restatement Effective Date” has the meaning set forth in the Restatement Agreement.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.

“Revolving Credit Exposure” means a Tranche One Revolving Credit Exposure or a Tranche Two Revolving Credit Exposure.

“Revolving Loan” means a Tranche One Revolving Loan or a Tranche Two Revolving Loan.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, territory or region that is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of specially designated foreign nationals or other persons maintained (i) by the Office of Foreign Assets Control of the United States Department of Treasury, the United States State Department or the United States Department of Commerce, (ii) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (iii) the Government of Canada or any of its departments or agencies, (b) any Person located, organized or ordinarily resident in a Sanctioned Country or (c) any Person 50% or more owned by one or more Persons referenced in clause (a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by the Office of Foreign Assets Control of the United States Department of Treasury, the United States State Department or the United States Department of Commerce, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) the Government of Canada or any of its departments or agencies.

“Schedule I Lender” means any Lender named on Schedule I to the Bank Act (Canada).

“Schedule I Reference Lenders” means any Schedule I Lender agreed upon by the Company and the Administrative Agent, acting through its Toronto branch, from time to time.

“Screen Rate” means, (a) in respect of the LIBO Rate for any Interest Period, or in respect of any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), (b) in respect of the EURIBO Rate for any Interest Period, the rate per annum determined by the European Money Market Institute (or any other Person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for such Interest Period, as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) and (c) in respect of the CDO Rate for any Interest Period, or Contract Period, or in respect of any determination of the Canadian Prime Rate pursuant to clause (b) of the definition thereof, the average rate for bankers acceptances denominated in Canadian Dollars with a term equal to the relevant period as displayed on the on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on the appropriate page of such other information service that publishes such rate, as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that (i) if, as to any currency, no Screen Rate shall be available for a particular period at such time but Screen Rates shall be available for maturities both longer and shorter than such period at such time, than the Screen Rate for such period shall be the Interpolated Screen Rate as of such time and (ii) if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall be deemed to be zero for all purposes of this Agreement.

“Securitization” means any transfer by the Company or any Subsidiary of accounts receivable and Proceeds thereof or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers; provided that a Supply Chain Financing Arrangement shall not constitute a Securitization. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Securitization Entity” means Amerisource Receivables Financial Corporation, a Delaware corporation, and any other wholly owned limited purpose Subsidiary that purchases accounts receivable of the Company or any Subsidiary pursuant to a Securitization.

“Senior Notes” means the Company’s (a) 3.500% Senior Notes due 2021 in an original aggregate principal amount of US$500,000,000, (b) 3.400% Senior Notes due 2024 in an original aggregate principal amount of US$500,000,000, (c) 3.250% Senior Notes due 2025 in an original aggregate principal amount of US$500,000,000, (d) 4.250% Senior Notes due 2045 in an original aggregate principal amount of US$500,000,000, (e) 3.45% Senior Notes due 2027 in an original aggregate principal amount of US$750,000,000 and (f) 4.30% Senior Notes due 2047 in an original aggregate principal amount of US$500,000,000.

“Significant Subsidiary” means each Subsidiary other than any Subsidiary or Subsidiaries that individually or in the aggregate, on a consolidated basis with their subsidiaries, did not account for more than 1% of the total assets or revenues of the Company and the Subsidiaries on a consolidated basis at the end of or for the most recent four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, are referred to in Section 3.04(a)); provided that until such time as securities or other ownership interests representing more than 50% of the equity of Profarma are owned, controlled or held by the Company or any Subsidiary, Profarma shall not be deemed to be a Significant Subsidiary.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, (b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time and (c) with respect to the CDO Rate, 10:15 a.m., Toronto time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Sterling Overnight Rate” means a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for overnight deposits in Sterling as displayed on the applicable Reuters screen page (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Subsequent Borrowings” has the meaning set forth in Section 2.09(e).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Supply Chain Financing Arrangement” means an arrangement whereby the Company or any of its Subsidiaries sells, on a non-recourse basis except to the extent customary in a “true sale” arrangement, its accounts receivable, in connection with the collection of such accounts receivable in the ordinary course of business and to effect an acceleration of payment thereof (and not as part of a financing by the Company or any Subsidiary), pursuant to a “supply chain financing” program established at the request of the customer that is the account debtor with respect to such accounts receivable.

“Supported QFC” has the meaning set forth in Section 11.20.

“Swingline Agreement” means an instrument executed by the Company, a Lender and the Administrative Agent under which such Lender agrees to serve as a Swingline Lender.

“Swingline Exposure” means, at any time, the sum of the Tranche One Swingline Exposure and the Tranche Two Swingline Exposure at such time.

“Swingline Lender” means (a) JPMorgan, in its capacity as a lender of Swingline Loans pursuant to Section 2.04, and (b) any other Lender that shall have agreed to serve in such capacity pursuant to its Swingline Agreement. Any Swingline Lender may perform any of its obligations in its capacity as such through one or more of its Affiliates.

“Swingline Loan” means a Tranche One Swingline Loan or a Tranche Two Swingline Loan.

“Syndication Agents” means Bank of America, N.A. and Wells Fargo Bank, National Association.

“Synthetic Lease” means a lease of property or assets designed to permit the lessees (a) to claim depreciation on such property or assets under US tax law and (b) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“Synthetic Lease Obligations” shall mean, with respect to any Synthetic Lease, at any time, an amount equal to the higher of (a) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (b) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in the lessor under such Synthetic Lease.

“TARGET Day” means any day on which both (a) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system as shall be determined by the Administrative Agent to be a replacement therefor for purposes hereof) is open for the settlement of payments in Euro and (b) banks in London are open for general business.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto.

~~“Term Credit Agreement” means the Term Credit Agreement dated as of October 31, 2018, as amended, among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.~~

“Total Indebtedness” means, as of any date, the sum, without duplication of (a) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but subject to Section 1.04(a)), (b) the aggregate of the amounts of all Securitizations of the Company and the Subsidiaries and (c) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that for the purposes of determining Total Indebtedness at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition shall, unless such Material Acquisition shall have been consummated, be disregarded.

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the Tranche One Commitments, the Tranche One Revolving Loans, the B/As, the Tranche One Letters of Credit and the Tranche One Swingline Loans (“Tranche One”) and (b) the Tranche Two Commitments, the Tranche Two Revolving Loans, the Tranche Two Letters of Credit and the Tranche Two Swingline Loans (“Tranche Two”).

“Tranche One” has the meaning set forth in the definition of the term “Tranche”.

“Tranche One Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche One Revolving Loans, to accept and purchase B/As and to acquire participations in Tranche One Swingline Loans and Tranche One Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche One Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.09 or assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Tranche One Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or acquired its Tranche One Commitment, as the case may be. The aggregate amount of the Tranche One Commitments on the Restatement Effective Date is US$355,000,000.

“Tranche One LC Disbursement” means a payment made by an Issuing Bank pursuant to a Tranche One Letter of Credit. The amount of any Tranche One LC Disbursement made by an Issuing Bank in any currency other than US Dollars and not reimbursed by or on behalf of the applicable Borrower shall be determined as set forth in Section 2.05(e) or 2.05(o), as applicable.

“Tranche One LC Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Tranche One Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Tranche One LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Tranche One LC Exposure of any Tranche One Lender at any time shall be its Tranche One Percentage of the total Tranche One LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche One LC Exposure of Defaulting Lenders in effect at such time.

“Tranche One Lender” means a Lender with a Tranche One Commitment or a Tranche One Revolving Credit Exposure.

“Tranche One Lending Office” means, with respect to any Tranche One Lender, the office(s) of such Lender (or any Affiliate of such Lender) specified as its “Tranche One Lending Office(s)” on Schedule 2.02 or, as to any Person that becomes a Tranche One Lender after the Restatement Effective Date, in the Assignment and Assumption or the Accession Agreement executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Tranche One Lending Office(s)” by notice to the Company and the Administrative Agent. A Tranche One Lender may designate different Tranche One Lending Offices for Loans to Borrowers in different jurisdictions.

“Tranche One Letter of Credit” means a letter of credit issued under Section 2.05 and designated as a Tranche One Letter of Credit in the request therefor submitted by the applicable Borrower and each letter of credit that is designated as a Tranche One Letter of Credit on Schedule 2.05A, other than any such Letter of Credit that shall have ceased to be a Letter of Credit outstanding hereunder pursuant to Section 11.05.

“Tranche One Percentage” means, with respect to any Tranche One Lender at any time, the percentage of the aggregate Tranche One Commitments represented by such Tranche One Lender’s Tranche One Commitment at such time; provided that, for purposes of Section 2.22 when a Defaulting Lender that is a Tranche One Lender shall exist, “Tranche One Percentage” shall mean, with respect to any Tranche One Lender, the percentage of the aggregate Tranche One Commitments (disregarding any Defaulting Lender’s Tranche One Commitment) represented by such Tranche One Lender’s Tranche One Commitment. If the Tranche One Commitments have expired or been terminated, the Tranche One Percentages shall be determined on the basis of the Tranche One Commitments most recently in effect, giving effect to any assignments and to any Tranche One Lender’s status as a Defaulting Lender at the time of determination.

“Tranche One Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche One Revolving Loans, (b) the sum of the US Dollar Equivalents at such time of the face amounts of the B/As accepted by such Lender and outstanding at such time, (c) such Lender’s Tranche One LC Exposure and (d) such Lender’s Tranche One Swingline Exposure.

“Tranche One Revolving Loans” means Loans made by the Tranche One Lenders pursuant to Section 2.01(a). Each Tranche One Revolving Loan denominated in US Dollars shall be a LIBOR Loan or, solely in the case of a Tranche One Revolving Loan denominated in US Dollars and made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, an ABR Loan. Each Tranche One Revolving Loan denominated in Canadian Dollars shall either be a CDOR Loan or a Canadian Prime Rate Loan. Each Tranche One Revolving Loan denominated in Sterling or an Alternative Currency shall be a LIBOR Loan. Each Tranche One Revolving Loan denominated in Euros shall be a EURIBOR Loan.

“Tranche One Swingline Exposure” means, at any time, the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche One Swingline Loans at such time. The Tranche One Swingline Exposure of any Lender at any time shall be the sum of (a) its Tranche One Percentage of the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche One Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Tranche One Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche One Swingline Loans), adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche One Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the sum of the US Dollar Equivalents of the principal amount of all Tranche One Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche One Swingline Loans.

“Tranche One Swingline Loan” means a Loan made pursuant to Section 2.04 and designated in the notice delivered by the applicable Borrower pursuant to paragraph (b) of such Section as a Tranche One Swingline Loan.

“Tranche Percentage” means a Tranche One Percentage or a Tranche Two Percentage, as the case may be.

“Tranche Two” has the meaning set forth in the definition of the term “Tranche”.

“Tranche Two Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche Two Revolving Loans and to acquire participations in Tranche Two Swingline Loans and Tranche Two Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche Two Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.09 or assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Tranche Two Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or acquired its Tranche Two Commitment, as the case may be. The aggregate amount of the Tranche Two Commitments on the Restatement Effective Date is US$1,045,000,000.

“Tranche Two LC Disbursement” means a payment made by an Issuing Bank pursuant to a Tranche Two Letter of Credit. The amount of any Tranche Two LC Disbursement made by an Issuing Bank in any currency other than US Dollars and not reimbursed by or on behalf of the applicable Borrower shall be determined as set forth in Section 2.05(e) or 2.05(o), as applicable.

“Tranche Two LC Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Tranche Two Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Tranche Two LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Tranche Two LC Exposure of any Tranche Two Lender at any time shall be its Tranche Two Percentage of the total Tranche Two LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche Two LC Exposure of Defaulting Lenders in effect at such time.

“Tranche Two Lender” means a Lender with a Tranche Two Commitment or a Tranche Two Revolving Credit Exposure.

“Tranche Two Lending Office” means, with respect to any Tranche Two Lender, the office(s) of such Lender (or any Affiliate of such Lender) specified as its “Tranche Two Lending Office(s)” on Schedule 2.02 or, as to any Person that becomes a Tranche Two Lender after the Restatement Effective Date, in the Assignment and Assumption or Accession Agreement executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Tranche Two Lending Office(s)” by notice to the Company and the Administrative Agent. A Tranche Two Lender may designate different Tranche Two Lending Offices for Loans to Borrowers in different jurisdictions.

“Tranche Two Letter of Credit” means a letter of credit issued under Section 2.05 and designated as a Tranche Two Letter of Credit in the request therefor submitted by the applicable Borrower and each letter of credit that is designated as a Tranche Two Letter of Credit on Schedule 2.05A, other than any such Letter of Credit that shall have ceased to be a Letter of Credit outstanding hereunder pursuant to Section 11.05.

“Tranche Two Percentage” means, with respect to any Tranche Two Lender at any time, the percentage of the aggregate Tranche Two Commitments represented by such Tranche Two Lender’s Tranche Two Commitment at such time; provided that, for purposes of Section 2.22 when a Defaulting Lender that is a Tranche Two Lender shall exist, “Tranche Two Percentage” shall mean, with respect to any Tranche Two Lender, the percentage of the aggregate Tranche Two Commitments (disregarding any Defaulting Lender’s Tranche Two Commitment) represented by such Tranche Two Lender’s Tranche Two Commitment. If the Tranche Two Commitments have expired or been terminated, the Tranche Two Percentages shall be determined on the basis of the Tranche Two Commitments most recently in effect, giving effect to any assignments and to any Tranche Two Lender’s status as a Defaulting Lender at the time of determination.

“Tranche Two Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche Two Revolving Loans, (b) such Lender’s Tranche Two LC Exposure and (c) such Lender’s Tranche Two Swingline Exposure.

“Tranche Two Revolving Loans” means Loans made by the Tranche Two Lenders pursuant to Section 2.01(b). Each Tranche Two Revolving Loan denominated in US Dollars shall be a LIBOR Loan or, solely in the case of a Tranche Two Revolving Loan denominated in US Dollars and made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, an ABR Loan. Each Tranche Two Revolving Loan denominated in Sterling or an Alternative Currency shall be a LIBOR Loan. Each Tranche Two Revolving Loan denominated in Euros shall be a EURIBOR Loan. Each Tranche Two Revolving Loan denominated in Canadian Dollars shall be a CDOR Loan.

“Tranche Two Swingline Exposure” means, at any time, the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche Two Swingline Loans at such time. The Tranche Two Swingline Exposure of any Lender at any time shall be the sum of (a) its Tranche Two Percentage of the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche Two Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Tranche Two Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche Two Swingline Loans), adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche Two Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the sum of the US Dollar Equivalents of the principal amount of all Tranche Two Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche Two Swingline Loans.

“Tranche Two Swingline Loan” means a Loan made pursuant to Section 2.04 and designated in the notice delivered by the applicable Borrower pursuant to paragraph (b) of such Section as a Tranche Two Swingline Loan.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the making of Loans, the acceptance and purchase of B/As, the use of the proceeds thereof, the issuance of the Letters of Credit, the creation of any Guarantee provided for herein and the other transactions contemplated hereby.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the CDO Rate, the EURIBO Rate, the Alternate Base Rate or the Canadian Prime Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Borrowing Subsidiary” means any Borrowing Subsidiary that is a UK Subsidiary.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of a Loan and is a Lender:

(a)   which is:

(i)    a bank (as defined for the purpose of section 879 of the ITA) making an advance of a Loan hereunder and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)    in respect of an advance of a Loan hereunder by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b) which is:

(i)    a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)   a partnership each member of which is:

(A)  a company so resident in the United Kingdom; or

(B)   a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)   a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the United Kingdom or any political subdivision thereof.

“US Borrowing Subsidiary” means any Borrowing Subsidiary that is a US Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such currency at the time in effect for such amount under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Special Resolution Regime” has the meaning set forth in Section 11.20.

“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly owned” means, as to any Subsidiary, that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, directly or indirectly, by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche One Revolving Loan”) or by Type (e.g., a “LIBOR Revolving Loan”) or by Class and Type (e.g., a “Tranche One LIBOR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche One Revolving Borrowing”) or by Type (e.g., a “LIBOR Revolving Borrowing”) or by Class and Type (e.g., a “Tranche One LIBOR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise provided herein and unless the context requires otherwise (a) any definition of or reference to any agreement (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) any reference herein to “the date hereof”, “the date of this Agreement” or terms of similar import shall be construed as a reference to the Restatement Effective Date.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Computations. (a)     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) any valuation of Indebtedness below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof, and (D) any treatment of any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2017, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations); and (iii) notwithstanding any requirement of GAAP, “build-to-suit” leases of the Company and the Subsidiaries will, for all purposes of this Agreement, be accounted for as long-term financing obligations and not as Indebtedness.

(b) All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall reflect on a pro forma basis such event as if it occurred on the first day of the relevant period and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of for such relevant period and any related incurrence or reduction of Indebtedness for such relevant period, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event other than cost savings permitted to be included in reports filed with the Securities and Exchange Commission under Regulation S-X.

SECTION 1.05. Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in a currency other than US Dollars, other than a Canadian Prime Rate Borrowing or a Swingline Borrowing, as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall, except as provided below in this Section, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a currency other than US Dollars as of the date such Letter of Credit is issued or amended to increase its face amount and as of the first Business Day of each subsequent calendar month, in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall, except as provided below in this Section, be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence; provided that the Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in any currency other than US Dollars as provided in Sections 2.05(e) and 2.05(o). The Administrative Agent shall determine the US Dollar Equivalent of any Canadian Prime Rate Borrowing, Swingline Loan or B/A as of the date on which such Loan is made or such B/A is accepted and purchased and as of the last Business Day of each subsequent calendar quarter, in each case using the Exchange Rate for the applicable currency in relation to US Dollars, and each such amount shall, except as provided below in this Section, be the US Dollar Equivalent of such Canadian Prime Rate Borrowing, Swingline Loan or B/A until the next required calculation thereof pursuant to this sentence. If an Event of Default has occurred and is continuing, the Administrative Agent may redetermine as of any other day the US Dollar Equivalent of the Borrowings, B/As and Letters of Credit then outstanding. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing, B/A or Letter of Credit. Notwithstanding the foregoing, for purposes of any determination of the CAM Percentages, any determination under Article V, Article VI (other than Section 6.05) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. For purposes of Section 6.05, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates most recently used in preparing the Company’s annual and quarterly financial statements.

SECTION 1.06. Interest Rates; LIBOR Notification. The interest rate on LIBOR Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of Screen Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.07. Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Tranche One Commitments. Subject to the terms and conditions set forth herein, each Tranche One Lender agrees (i) to make Tranche One Revolving Loans denominated in US Dollars, Sterling, Euro or Designated Currencies to the Borrowers, (ii) to make Tranche One Revolving Loans denominated in Canadian Dollars to the Borrowers that are Canadian Subsidiaries and (iii) to accept and purchase drafts drawn by the Borrowers that are Canadian Subsidiaries in Canadian Dollars as B/As, in each case from time to time during the Availability Period in an aggregate principal or face amount at any time outstanding that will not result in (A) the Aggregate Tranche One Revolving Credit Exposure exceeding the aggregate Tranche One Commitments or (B) the Tranche One Revolving Credit Exposure of any Lender exceeding its Tranche One Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Tranche One Revolving Loans and sell and pay drafts drawn as B/As.

(b) Tranche Two Commitments. Subject to the terms and conditions set forth herein, each Tranche Two Lender agrees (i) to make Tranche Two Revolving Loans denominated in US Dollars, Sterling, Euro or Designated Currencies to the Borrowers and (ii) to make Tranche Two Revolving Loans denominated in Canadian Dollars to the Borrowers that are Canadian Subsidiaries, in each case from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (A) the Aggregate Tranche Two Revolving Credit Exposure exceeding the aggregate Tranche Two Commitments or (B) the Tranche Two Revolving Credit Exposure of any Lender exceeding its Tranche Two Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Tranche Two Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Tranche One Revolving Loan shall be made as part of a Tranche One Revolving Borrowing consisting of Tranche One Revolving Loans of the same Type and currency made by the Tranche One Lenders ratably in accordance with their respective Tranche One Commitments. Each Tranche Two Revolving Loan shall be made as part of a Tranche Two Revolving Borrowing consisting of Tranche Two Revolving Loans of the same Type and currency made by the Tranche Two Lenders ratably in accordance with their respective Tranche Two Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of (A) LIBOR Loans or (B) solely in the case of any such Borrowing by the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, ABR Loans, (ii) each Tranche One Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of either CDOR Loans or Canadian Prime Rate Loans, (iii) each Tranche Two Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Loans, (iv) each Revolving Borrowing denominated in Sterling or any Alternative Currency shall be comprised entirely of LIBOR Loans and (v) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans. Each Swingline Loan denominated in Sterling shall be a Sterling Overnight Rate Loan, and each Swingline Loan denominated in Euro shall be a Euro Overnight Rate Loan. Each Lender at its option may make any Loan, accept and purchase any B/A or issue any Letter of Credit by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, accept and purchase such B/A or issue such Letter of Credit; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any LIBOR Revolving Borrowing, CDOR Revolving Borrowing or EURIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that any LIBOR Revolving Borrowing, CDOR Revolving Borrowing or EURIBOR Revolving Borrowing that results from a continuation of an outstanding Borrowing of such Class may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$1,000,000; provided that an ABR Revolving Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche or, in the case of a Tranche One Borrowing or Tranche Two Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). At the time that each Canadian Prime Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn.$100,000 and not less than Cdn.$500,000; provided that a Canadian Prime Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Tranche One Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan denominated in Sterling shall be in an amount that is in an integral multiple of £100,000 and not less that £500,000. Each Swingline Loan denominated in Euro shall be in an amount that is in an integral multiple of €100,000 and not less that €500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 LIBOR Revolving Borrowings, CDOR Revolving Borrowings and EURIBOR Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the applicable Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by fax or email (in .pdf or .tif format), a completed Borrowing Request signed by a Financial Officer of such Borrower (or, as applicable, of the Company) (a) in the case of a LIBOR Revolving Borrowing, CDOR Revolving Borrowing or EURIBOR Revolving Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Revolving Borrowing, not later than 1:00 p.m., Local Time, on the date of the proposed Borrowing and (c) in the case of a Tranche One Canadian Prime Rate Revolving Borrowing, not later than 1:00 p.m., Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)     the Borrower requesting such Borrowing;

(ii)    the Tranche under which such Borrowing is to be made;

(iii)   the currency and the principal amount of such Borrowing;

(iv)   the date of such Borrowing, which shall be a Business Day;

(v)    the Type of such Borrowing;

(vi)  in the case of a LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the Applicable Funding Account or, in the case of any ABR Revolving Borrowing or Canadian Prime Rate Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and

(viii) in the case of a Borrowing by a Borrowing Subsidiary that is not a US Borrowing Subsidiary, a UK Borrowing Subsidiary, an Irish Borrowing Subsidiary or a Canadian Borrowing Subsidiary, the jurisdiction from which payments of the principal and interest on such Borrowing will be made.

Any Borrowing Request that shall fail to specify any of the information required by the preceding provisions of this paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the applicable Borrower or the Company and, if so rejected, will be of no force or effect. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make (i) in the case of JPMorgan, (A) Tranche One Swingline Loans and Tranche Two Swingline Loans to any UK Borrowing Subsidiary or Irish Borrowing Subsidiary denominated in Sterling or (B) Tranche One Swingline Loans and Tranche Two Swingline Loans to any Borrower that is not a US Borrowing Subsidiary denominated in Euro, and (ii) in the case of any other Swingline Lender, such Swingline Loans as it shall agree to make pursuant to its Swingline Agreement, in each case from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (1) the aggregate outstanding principal amount of the Swingline Loans denominated in Sterling exceeding £10,000,000, (2) the aggregate outstanding principal amount of the Swingline Loans denominated in Euro exceeding €10,000,000, (3) the Aggregate Tranche One Revolving Credit Exposure exceeding the aggregate Tranche One Commitments, (4) the Tranche One Revolving Credit Exposure of any Lender (including a Swingline Lender) exceeding its Tranche One Commitment, (5) the Aggregate Tranche Two Revolving Credit Exposure exceeding the aggregate Tranche Two Commitments, (6) the Tranche Two Revolving Credit Exposure of any Lender (including a Swingline Lender) exceeding its Tranche Two Commitment or (7) in the event the Maturity Date shall have been extended as provided in Section 2.23, (x) the sum of the Tranche One LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche One Swingline Exposure attributable to Tranche One Swingline Loans maturing after such Existing Maturity Date exceeding the aggregate Tranche One Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans and (y) the sum of the Tranche Two LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche Two Swingline Exposure attributable to Tranche Two Swingline Loans maturing after such Existing Maturity Date exceeding the aggregate Tranche Two Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the Borrowing Subsidiaries may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the obligations of the Swingline Lenders to make Swingline Loans are several and not joint and no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make Swingline Loans as required.

(b) To request a Swingline Borrowing, the applicable Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by fax or email (in .pdf or .tif format), a written notice signed by a Financial Officer of the applicable Borrower (or, if applicable, of the Company), not later than 1:00 p.m., Local Time, on the day of such proposed Swingline Borrowing. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Borrowing and whether such Swingline Borrowing is to be a Tranche One Swingline Borrowing or a Tranche Two Swingline Borrowing. The applicable Swingline Lender shall make its Swingline Loan available to the applicable Borrower by means of a credit to the Applicable Funding Account (or, in the case of a Swingline Borrowing specified in the notice therefor to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank identified in such notice) by 3:00 p.m., Local Time, on the requested date of such Swingline Borrowing.

(c) Any Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day, require (i) the Tranche One Lenders to acquire participations on such Business Day in all or a portion of the Tranche One Swingline Loans of such Swingline Lender outstanding and (ii) the Tranche Two Lenders to acquire participations on such Business Day in all or a portion of the Tranche Two Swingline Loans of such Swingline Lender outstanding. Such notice shall specify the aggregate amounts and currencies of Swingline Loans in which the Tranche One Lenders or the Tranche Two Lenders, as applicable, will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Tranche One Lender or Tranche Two Lender, as the case may be, specifying in such notice such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, of such Swingline Loan or Loans and the currencies of such Swingline Loan or Loans. Each Tranche One Lender or Tranche Two Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, of such Swingline Loan or Loans. Each Tranche One Lender and Tranche Two Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Tranche One Commitments or the Tranche Two Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in making any Swingline Loan, the applicable Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.01. Each Tranche One Lender and Tranche Two Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds promptly (and in any event by the next Business Day or, in the case of a payment obligation in any currency other than US Dollars, within three Business Days), in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Tranche One Lenders and Tranche Two Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Swingline Lender or Swingline Lenders the amounts so received by it from the Tranche One Lenders or the Tranche Two Lenders, as applicable. The Administrative Agent shall notify the Company of any participations in any Swingline Loans acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loans shall be made to the Administrative Agent and not to the applicable Swingline Lender or Swingline Lenders. Any amounts received by a Swingline Lender from or on behalf of the applicable Borrower in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Tranche One Lenders or the Tranche Two Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to a Loan Party for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue (or to amend or extend) (i) Tranche One Letters of Credit denominated in US Dollars, Sterling, Euro, any Alternative Currency in which Borrowings may be made under the Tranche One, Canadian Dollars (in the case of a Borrower that is a Canadian Subsidiary) or, at the discretion of such Issuing Bank, any Agreed LC Currency and (ii) Tranche Two Letters of Credit denominated in US Dollars, Sterling, Euro, any Alternative Currency in which Borrowings may be made under the Tranche Two or, at the discretion of such Issuing Bank, any Agreed LC Currency, in each case as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank that shall have become such after the Restatement Effective Date as provided in Section 2.05(j) will be required to issue Letters of Credit denominated in any currency not set forth in such Issuing Bank’s Issuing Bank Agreement and no Issuing Bank will be required to issue Letters of Credit denominated in any currency that has been designated as available under any Tranche as contemplated by the definition of “Designated Currency” unless such Issuing Bank shall have consented to such designation. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. From and after the Restatement Effective Date, each Existing Letter of Credit shall be deemed to be a Tranche One Letter of Credit or a Tranche Two Letter of Credit (as indicated on Schedule 2.05A) for all purposes hereof and shall be deemed to have been issued hereunder. Notwithstanding anything herein to the contrary, an Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Restatement Effective Date and that such Issuing Bank in good faith deems material to it; or (ii) the issuance, amendment or extending of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension permitted pursuant to paragraph (c) of this Section), a Borrower shall deliver, by fax or email (in .pdf or .tif format), to an Issuing Bank selected by it and the Administrative Agent, at least three Business Days prior to the requested date of issuance, amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be a Tranche One Letter of Credit or a Tranche Two Letter of Credit and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed US$75,000,000, (ii) the amount of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) the Aggregate Tranche One Revolving Credit Exposure shall not exceed the aggregate Tranche One Commitments, (iv) the Tranche One Revolving Credit Exposure of any Lender will not exceed its Tranche One Commitment, (v) the Aggregate Tranche Two Revolving Credit Exposure shall not exceed the aggregate Tranche Two Commitments, (vi) the Tranche Two Revolving Credit Exposure of any Lender will not exceed its Tranche Two Commitment or (vii) in the event the Maturity Date shall have been extended as provided in Section 2.23, (x) the sum of the Tranche One LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche One Swingline Exposure attributable to Tranche One Swingline Loans maturing after such Existing Maturity Date will not exceed the aggregate Tranche One Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans and (y) the sum of the Tranche Two LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche Two Swingline Exposure attributable to Tranche Two Swingline Loans maturing after such Existing Maturity Date will not exceed the aggregate Tranche Two Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans. If the Required Lenders notify any Issuing Bank that a Default exists and instruct such Issuing Bank to suspend the issuance, amendment or extension of Letters of Credit, such Issuing Bank shall not issue, amend or extend (except pursuant to automatic extension provisions if such Issuing Bank shall no longer be entitled to elect not to extend) any Letter of Credit without the consent of the Required Lenders until such notice is withdrawn by the Required Lenders (and each Lender that shall have delivered such a notice agrees promptly to withdraw it at such time as it determines that no Default exists), it being understood and agreed that in the absence of any such notice, each Issuing Bank may rely (and shall incur no liability in relying) on the representation and warranty of the Company deemed made pursuant to Section 4.01).

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) unless a later date is otherwise agreed to in writing by the applicable Issuing Bank, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date. A Letter of Credit may provide for automatic extensions for additional periods of up to one year (or such longer period as may be agreed to in writing by applicable Issuing Bank) subject to a right on the part of the applicable Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary during a specified period in advance of any such extension, and the failure of such Issuing Bank to give such notice by the end of such period shall for all purposes hereof be deemed an extension of such Letter of Credit; provided that in no event shall any Letter of Credit, as extended from time to time, expire after the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Tranche One Lender or Tranche Two Lender, as applicable, and each Tranche One Lender or Tranche Two Lender, as applicable, hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche One Lender or Tranche Two Lender, as applicable, hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Maturity Date. Such payment by the Tranche One Lenders and the Tranche Two Lenders shall be made (i) subject to paragraph (o) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be a Designated Currency with respect to the applicable Tranche, then in the currency of the applicable LC Disbursement or reimbursement and (ii) if the currency of the applicable LC Disbursement is an Agreed LC Currency with respect to the applicable Tranche, then in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Tranche One Commitments or Tranche Two Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Tranche One Commitments or Tranche Two Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency of such LC Disbursement, not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that, in the case of an LC Disbursement in US Dollars or Canadian Dollars, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or a Canadian Prime Rate Borrowing under Section 2.01 or 2.04, as applicable, in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Canadian Prime Rate Borrowing. If the applicable Borrower fails to make such payment when due, then, upon notice from the applicable Issuing Bank to such Borrower and the Administrative Agent, (i) if the currency of such Letter of Credit is an Agreed LC Currency with respect to the applicable Tranche, such Borrower’s obligation to reimburse such LC Disbursement shall automatically and with no further action required be converted into an obligation to reimburse the US Dollar Equivalent, calculated using the LC Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement, and (ii) the Administrative Agent shall notify each Tranche One Lender or Tranche Two Lender, as applicable, of the applicable LC Disbursement, the amount and currency of the payment then due from such Borrower in respect thereof and such Lender’s Tranche One Percentage or Tranche Two Percentage thereof. Promptly (and in any event by the next Business Day or, in the case of a payment obligation in any currency other than US Dollars, within three Business Days) following receipt of such notice, each applicable Lender shall pay to the Administrative Agent, in the applicable currency, its Tranche One Percentage or Tranche Two Percentage, as applicable, of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Tranche One Lender or Tranche Two Lender, as applicable (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Tranche One Lenders or Tranche Two Lenders, as applicable. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Tranche One Lenders or Tranche Two Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Tranche One Lenders or Tranche Two Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or Canadian Prime Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, any Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of such Issuing Bank; provided that nothing in this Section shall be construed to excuse an Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (such absence to be presumed unless otherwise determined by a final non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank that is the issuer of such Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email or fax) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement in full at (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of any LC Disbursement made in any currency other than US Dollars pursuant to paragraph (e) or (o) of this Section, the rate per annum then applicable to ABR Revolving Loans, (ii) in the case of any LC Disbursement denominated in Canadian Dollars, at all times prior to its conversion to US Dollars pursuant to paragraph (o) of this Section, the rate per annum then applicable to Canadian Prime Rate Revolving Loans, (iii) in the case of an LC Disbursement denominated in Euros, at all times prior to its conversion to US Dollars pursuant to paragraph (o) of this Section, the Euro Overnight Rate plus the Applicable Rate used to determine interest applicable to EURIBOR Revolving Loans, (iv) in the case of an LC Disbursement denominated in Sterling, at all times prior to its conversion to US Dollars pursuant to paragraph (o) of this Section, the Sterling Overnight Rate plus the Applicable Rate used to determine interest applicable to LIBOR Revolving Loans and (v) in the case of an LC Disbursement denominated in any Agreed LC Currency with respect to the applicable Tranche, at all times prior to its conversion to US Dollars pursuant to paragraph (e) or (o) of this Section, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to LIBOR or EURIBOR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(h) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the aggregate amount of the LC Exposures) demanding the deposit of cash collateral pursuant to this paragraph, each applicable Borrower shall deposit (“Cash Collateralize”) in respect of each outstanding Letter of Credit issued for such Borrower’s account, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, as applicable, and the applicable Issuing Bank, an amount in cash and in the currency of such Letter of Credit equal to the portion of the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid fees and interest thereon; provided that (i) amounts payable in respect of any Letter of Credit denominated in any currency other than US Dollars, where the applicable Borrower’s reimbursement obligations under such Letter of Credit shall have been converted to obligations in US Dollars as provided in paragraph (e) or (o) of this Section, shall be payable in US Dollars, and (ii) the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in clause (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.22. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (which will use reasonable efforts to obtain a return at market rates on any such investments) and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall, notwithstanding anything to the contrary in Section 2.18(b), be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with LC Exposures representing more than 50% of the aggregate LC Exposures and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral in respect of the LC Exposure under any Tranche shall be less than the aggregate LC Exposure under such Tranche of all the Defaulting Lenders) the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under the Loan Documents. If the Borrowers are required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.22, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form satisfactory to the Company and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank. The Issuing Bank Agreement of any Issuing Bank may limit the currencies in which and the Borrowers for the accounts of which such Issuing Bank will issue Letters of Credit, and any such limitations will, as to such Issuing Bank, be deemed to be incorporated in this Agreement.

(k) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank (it being understood that such successor Issuing Bank shall be designated and appointed as an Issuing Bank hereunder in accordance with paragraph (j) of this Section). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(l) Issuing Bank Reports. Each Issuing Bank shall report in writing to the Administrative Agent such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) Letter of Credit Amounts. (i) For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(ii) For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Lender shall remain in full force and effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(n) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank and the Company at the time a standby Letter of Credit is issued, including any such agreement applicable to an Existing Letter of Credit, the rules of the ISP shall apply to such standby Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Company for, and the Issuing Bank’s rights and remedies against the Company shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any law or order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(o) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section VII, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars (other than amounts in respect of which any Borrower has deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars and (iii) of each Lender’s participation in any Letter of Credit denominated in any currency other than US Dollars under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the LC Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

(p) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, or states that the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit is, a Subsidiary that is not a Borrower, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall for all purposes of this Agreement be deemed to have been issued for the account of the Company, and the Company shall be fully liable for the reimbursement of drawings thereunder and any interest thereon as if such Letter of Credit had been issued for its account and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for any of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06. Canadian Bankers’ Acceptances. (a) Each acceptance and purchase of B/As of a single Contract Period pursuant to Section 2.01(a) and this Section shall be made ratably by the Tranche One Lenders in accordance with the amounts of their Tranche One Commitments. The failure of any Lender to accept any B/A required to be accepted by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to accept B/As as required. Each Lender at its option may accept and purchase any B/A by causing any Canadian lending office or Affiliate of such Lender to accept and purchase such B/A.

(b) The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is an integral multiple of Cdn.$1,000,000 and not less than Cdn.$5,000,000. If any Lender’s ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of Cdn.$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of Cdn.$100,000 by the Administrative Agent, acting through its Toronto branch, in its sole discretion. B/As of more than one Contract Period may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 B/A Drawings outstanding at any time.

(c) To request an acceptance and purchase of B/As, a Canadian Borrowing Subsidiary shall submit to the Administrative Agent, acting through its Toronto branch, by fax or email (in .pdf or .tif format), a written request in a form approved by the Administrative Agent and signed by a Financial Officer of such Canadian Borrowing Subsidiary, not later than 1:00 p.m., Local Time, two Business Days before the date of such acceptance and purchase. Each such request shall be irrevocable and shall specify the following information:

(i) the aggregate face amount of the B/As to be accepted and purchased;

(ii) the date of such acceptance and purchase, which shall be a Business Day;

(iii) the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period” (and which shall in no event end after the Maturity Date); and

(iv) the location and number of the Canadian Borrowing Subsidiary’s account to which the proceeds of such B/As are to be disbursed.

Any request for an acceptance and purchase of B/As that shall fail to specify any of the information required by the preceding provisions of this paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the applicable Borrower and, if so rejected, will be of no force or effect. Promptly following receipt of a request in accordance with this paragraph, the Administrative Agent shall advise each Tranche One Lender of the details thereof and of the amount of B/As to be accepted and purchased by such Lender.

(d) Each Canadian Borrowing Subsidiary hereby appoints each Tranche One Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As, each Tranche One Lender hereby agreeing that it will not sign or endorse B/As in excess of those required in connection with B/A Drawings that have been requested by the Canadian Borrowing Subsidiaries hereunder. It shall be the responsibility of each Tranche One Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. Each Canadian Borrowing Subsidiary recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Tranche One Lender in accordance with such Canadian Borrowing Subsidiary’s written request shall bind such Canadian Borrowing Subsidiary as fully and effectually as if manually signed and duly issued by authorized officers of such Canadian Borrowing Subsidiary. Each Tranche One Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender; provided that the aggregate face amount thereof is equal to the aggregate face amount of B/As required to be accepted by such Lender in accordance with such Canadian Borrowing Subsidiary’s written request. No Tranche One Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the bad faith, gross negligence or wilful misconduct of such Lender. Each Tranche One Lender shall maintain a record with respect to B/As (i) received by it from the Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Each Tranche One Lender further agrees to retain such records in the manner and for the periods provided in applicable provincial or federal statutes and regulations of Canada and to provide such records to each Canadian Borrowing Subsidiary upon its request and at its expense. Upon request by any Canadian Borrowing Subsidiary, a Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of such Canadian Borrowing Subsidiary and that are held by such Lender and are not required to be issued pursuant to this Agreement.

(e) Drafts of each Canadian Borrowing Subsidiary to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Lenders or such Canadian Borrowing Subsidiary at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed and properly completed shall be binding on such Canadian Borrowing Subsidiary.

(f) Upon acceptance of a B/A by a Tranche One Lender, such Lender shall purchase such B/A from the applicable Canadian Borrowing Subsidiary at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds for the account of such Canadian Borrowing Subsidiary as provided in Section 2.07. The acceptance fee payable by the applicable Canadian Borrowing Subsidiary to a Lender under Section 2.12 in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this paragraph. Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Revolving Borrowing pursuant to Section 2.08, the net amount that would otherwise be payable to such Borrower by each Lender pursuant to this paragraph will be applied as provided in Section 2.08(f).

(g) Each Tranche One Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it (it being understood that no such sale, rediscount or disposition shall constitute an assignment or participation of any Commitment hereunder).

(h) Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

(i) Subject to applicable law, each Canadian Borrowing Subsidiary waives presentment for payment and any other defense to payment of any amounts due to a Tranche One Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement that might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right, and each Canadian Borrowing Subsidiary agrees not to claim any days of grace if such Lender as holder sues such Canadian Borrowing Subsidiary on the B/A for payment of the amounts payable by such Canadian Borrowing Subsidiary thereunder. On the last day of the Contract Period of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, the applicable Canadian Borrowing Subsidiary shall pay the Lender that has accepted and purchased such B/A the full face amount of such B/A, and after such payment such Canadian Borrowing Subsidiary shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j) At the option of each Canadian Borrowing Subsidiary and any Lender, B/As under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section.

(k) If a Tranche One Lender is not a chartered bank under the Bank Act (Canada) or if a Tranche One Lender notifies the Administrative Agent in writing that it is otherwise unable to accept B/As, such Lender will, instead of accepting and purchasing any B/As, make a Loan (a “B/A Equivalent Loan”) to the applicable Canadian Borrowing Subsidiary in the amount and for the same term as each draft which such Lender would otherwise have been required to accept and purchase hereunder. Each such Lender will provide to the Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the applicable Canadian Borrowing Subsidiary in the same manner as such Lender would have provided the Discount Proceeds in respect of the draft which such Lender would otherwise have been required to accept and purchase hereunder. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an acceptance fee) and purchased (on a discounted basis) a B/A for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Lenders and the applicable Canadian Borrowing Subsidiary as the B/A that such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the Discount Proceeds of a B/A would be deducted from the face amount of the B/A. Subject to the repayment requirements of this Agreement, on the last day of the relevant Contract Period for such B/A Equivalent Loan, the applicable Canadian Borrowing Subsidiary shall be entitled to convert each such B/A Equivalent Loan into another type of Loan, or to roll over each such B/A Equivalent Loan into another B/A Equivalent Loan, all in accordance with the applicable provisions of this Agreement.

(l) For greater certainty, all provisions of this Agreement that are applicable to B/As shall also be applicable, mutatis mutandis, to B/A Equivalent Loans.

SECTION 2.07. Funding of Borrowings and B/A Drawings. (a) Each Lender shall make each Loan to be made by it hereunder and disburse the Discount Proceeds (net of applicable acceptance fees) of each B/A to be accepted and purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 2:00 p.m., Local Time (or, in the case of an ABR Borrowing for which notice is provided on the proposed date of borrowing, not later than the later of 2:00 p.m., Local Time, and two hours after receipt of such notice), to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loan proceeds or Discount Proceeds available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account of such Borrower; provided that ABR Revolving Loans or Canadian Prime Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees) available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in any other currency, the greater of (x) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, which determination will be conclusive absent manifest error, and, in any event with respect to any amount denominated in Euro or Sterling, not less than the Euro Overnight Rate or the Sterling Overnight Rate, as applicable, and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan or the applicable Discount Rate and pro-rated acceptance fee, as the case may be. If such Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the permitted Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor or as otherwise provided in Section 2.06. Thereafter, the applicable Borrower may elect to convert such Borrowing or B/A Drawing to a Borrowing of a different Type or, in the case of a Borrowing in Canadian Dollars, a B/A Drawing, or to continue such Borrowing or B/A Drawing and, in the case of a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement, it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto. A Borrower may elect different options with respect to different portions of an affected Borrowing or B/A Drawing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing or accepting the B/As comprising such B/A Drawing, as the case may be, and the Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by fax or email (in .pdf or .tif format), a completed Interest Election Request signed by a Financial Officer of such Borrower (or, as applicable, of the Company), (i) in the case of an election that would result in a Borrowing, by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type and in the currency resulting from such election to be made on the effective date of such election and (ii) in the case of an election that would result in a B/A Drawing or the continuation of a B/A Drawing, by the time and date that a request would be required under Section 2.06 if such Borrower were requesting an acceptance and purchase of B/As to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable. Notwithstanding any other provision of this Section, a Borrower shall not be permitted to (x) change the currency of any Borrowing or B/A Drawing, (y) elect an Interest Period for LIBOR Loans, CDOR Loans or EURIBOR Loans that does not comply with Section 2.02(d) or any Contract Period for a B/A Drawing that does not comply with Section 2.06 or (z) convert any Borrowing or B/A Drawing to a Borrowing or B/A Drawing not available to such Borrower under the Class of Commitments pursuant to which such Borrowing or B/A Drawing was made.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing or B/A Drawing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing or B/A Drawing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of an election resulting in a Borrowing, the currency and Type of the resulting Borrowing; and

(iv) in the case of an election resulting in a Borrowing, if the resulting Borrowing is to be a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”, and in the case of an election resulting in a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period”.

If any such Interest Election Request requests a LIBOR, CDOR or EURIBOR Borrowing or a B/A Drawing but does not specify an Interest Period or a Contract Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration or a Contract Period of 30 days’ duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing or B/A Drawing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing, a CDOR Borrowing, a EURIBOR Borrowing or a B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A Drawing is repaid as provided herein, at the end of such Interest Period or Contract Period, (i) in the case of a LIBOR Borrowing made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary and denominated in US Dollars, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a CDOR Borrowing or a B/A Drawing denominated in Canadian Dollars and made under Tranche One, such Borrowing or B/A Drawing shall be converted to a Canadian Prime Rate Borrowing and (iii) in the case of any other LIBOR Borrowing, a EURIBOR Borrowing, CDOR Borrowing or B/A Drawing, such Borrowing shall become due and payable on the last day of such Interest Period.

(f) Upon the conversion of any Borrowing (or portion thereof), or the continuation of any B/A Drawing (or portion thereof), to or as a B/A Drawing, the net amount that would otherwise be payable to a Borrower by each Lender pursuant to Section 2.06(f) in respect of such new B/A Drawing shall be applied against the principal of such Borrowing (in the case of a conversion) or the reimbursement obligation owed to such Lender under Section 2.06(i) in respect of the B/As accepted by such Lender as part of such maturing B/A Drawing (in the case of a continuation), and such Borrower shall pay to such Lender an amount equal to the difference between the principal amount of such Loan or the aggregate face amount of such maturing B/As, as the case may be, and such net amount.

(g) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, notifies the Company of the application of this paragraph, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing denominated in US Dollars to the Company, a US Subsidiary or a Canadian Subsidiary may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing denominated in US Dollars to the Company, a US Subsidiary or a Canadian Subsidiary shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination, Reduction, Increase and Redesignation of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments (ratably as between the Tranches); provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, in each case for Borrowings denominated in US Dollars and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to such termination or reduction and to any concurrent payment or prepayment of Loans, B/As or LC Disbursements, (A) the Tranche One Revolving Credit Exposure of any Lender would exceed the Tranche One Commitment of such Lender or (B) the Tranche Two Revolving Credit Exposure of any Lender would exceed the Tranche Two Commitment of such Lender.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Tranche under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Tranche may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Tranche shall be permanent. Each reduction of the Commitments of any Tranche shall be made ratably among the applicable Lenders in accordance with their Commitments of such Tranche.

(d) The Company may at any time and from time to time, by written agreement executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, and delivered to the Administrative Agent (which shall promptly deliver a copy to the applicable Lenders) cause new Tranche One Commitments or Tranche Two Commitments to be extended by the Increasing Lenders (or cause the existing Tranche One Commitments or Tranche Two Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender (which shall not be less than US$5,000,000) set forth in such agreement; provided that (i) the new Commitments and increases in existing Commitments pursuant to this paragraph shall not be greater than US$350,000,000 in the aggregate since the Restatement Effective Date and shall not be less than US$5,000,000 (or any portion of such US$350,000,000 aggregate amount remaining unused) for any such increase, (ii) each Increasing Lender shall be subject to the approval of the Administrative Agent (if such Increasing Lender is not already a Lender hereunder), each Issuing Bank and each Swingline Lender that has agreed to make Swingline Loans under the applicable Tranche (in each case, which approval shall not be unreasonably withheld or delayed) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Company (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable agreement delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) pursuant to this paragraph shall become effective unless (x) the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) and 4.01(c), giving effect to such increase and (y) on the effective date of such increase, the conditions set forth in Sections 4.01(a) and 4.01(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. Any decision by a Lender to become an Increasing Lender under this paragraph shall be in its sole and absolute discretion, and a Lender that does not execute the notice referred to in the first sentence of this paragraph shall not be an Increasing Lender.

(e) On the effective date (the “Increase Effective Date”) of any increase in the Commitments of any Tranche pursuant to paragraph (d) above (a “Commitment Increase”), (i) the aggregate principal amount of the Revolving Borrowings of such Tranche outstanding (the “Initial Borrowings”) immediately prior to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender that shall have had a Commitment under such Tranche prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable currencies), an amount equal to the difference between (A) the product of (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing (as hereinafter defined) and (B) the product of (1) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2)   the amount of each Initial Borrowing, (iii) each Increasing Lender that shall not have had a Commitment under such Tranche prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable currencies) an amount equal to the product of (1) such Increasing Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender (in the applicable currencies) the portion of such funds that is equal to the difference between (A)    the product of (1) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Initial Borrowing and (B) the product of (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing, (v) after the effectiveness of the Commitment Increase, the applicable Borrower shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in amounts (in the currencies of the Initial Borrowings) equal to the amounts of the Initial Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Lender shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and (vii) the Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Initial Borrowings. The deemed payments made pursuant to clause (i) above shall be subject to compensation by the applicable Borrower pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto. On the Increase Effective Date of any increase in the Tranche One Commitments pursuant to paragraph (d) above, the applicable Borrowers and Lenders shall take such actions (including making and receiving payments), if any, as the Administrative Agent shall specify in order that the extensions of credit represented by any outstanding B/As may be held by the Tranche One Lenders ratably in proportion to their Tranche One Commitments; provided that if the Administrative Agent does not specify any such actions, such outstanding B/As will continue outstanding for the duration of the applicable Contract Periods and the applicable Borrowers’ reimbursement obligations under Section 2.06(i) will continue to be owed to the Lenders that accepted and purchased such B/As.

(f) Any Tranche Two Lender may at any time and from time to time, upon five Business Days’ written notice to the Administrative Agent (which shall promptly deliver a copy of such notice to each other Lender) and the Company, and with the consent of the Company, cause the entire amount of such Lender’s Tranche Two Commitment to be redesignated as a Tranche One Commitment; provided that (i) at the time of any such redesignation, to the extent there are any outstanding Loans, the parties hereto shall implement arrangements satisfactory to the Company and the Administrative Agent to ensure that the Lenders of each Tranche will, after giving effect to such redesignation (or by such later time as the Administrative Agent may agree), hold the Loans comprising each Borrowing under such Tranche ratably in accordance with their respective Commitments and (ii) such redesignation will not result in the Aggregate Tranche One Revolving Credit Exposure exceeding the aggregate Tranche One Commitments or the Aggregate Tranche Two Revolving Credit Exposure exceeding the aggregate Tranche Two Commitments.

SECTION 2.10. Repayment of Loans and B/As; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date and the face amount of each B/A, if any, accepted by such Lender as provided in Section 2.06 and (ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in Sterling or Euro is made to a Borrower that shall have borrowed Swingline Loans, such Borrower shall repay all its outstanding Swingline Loans denominated in such currency. Each Borrower will pay the principal amount of each Loan or B/A made to or drawn by such Borrower and the accrued interest on such Loan in the currency of such Loan or B/A.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made or B/A accepted and purchased by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made and B/A accepted and purchased hereunder, the Class and Type of each such Loan and, in the case of any LIBOR, CDOR or EURIBOR Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and in a form reasonably acceptable to the Administrative Agent. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein.

SECTION 2.11. Prepayment of Loans and B/As. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing or B/A Drawing of such Borrower, in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) If the aggregate Revolving Credit Exposures under any Tranche shall exceed the aggregate Commitments under such Tranche, then (i) on the last day of any Interest Period for any LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing, and the last day of any Contract Period for any B/A Drawing under such Tranche and (ii) on each other date on which any ABR Revolving Borrowing, Canadian Prime Rate Borrowing or Swingline Loan shall be outstanding under such Tranche, the applicable Borrowers shall prepay Loans under such Tranche in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans or payment of B/As on such day) and (B) the amount of the applicable Revolving Borrowings, B/A Drawings or Swingline Loans referred to in clause (i) or (ii), as applicable. If the aggregate amount of the Revolving Credit Exposures under any Tranche on the last day of any month (or on any other date specified by Lenders representing more than 50% of the Commitments under such Tranche) shall exceed 105% of the aggregate Commitments under such Tranche, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings under such Tranche in an aggregate principal amount sufficient to eliminate such excess.

(c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) of any prepayment of a Borrowing hereunder by email (in .pdf format) or fax of a notice signed by a Financial Officer on behalf of the applicable Borrower (i) in the case of a LIBOR Borrowing denominated in US Dollars, not later than 1:00 p.m., Local Time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (ii) in the case of a CDOR Borrowing denominated in Canadian Dollars, a LIBOR Borrowing denominated in Sterling or an Alternative Currency, a EURIBOR Borrowing or a B/A Drawing, not later than 1:00 p.m., Local Time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (iii) in the case of an ABR Borrowing, not later than 1:00 p.m., Local Time, on the date of such prepayment and (iv) in the case of a Canadian Prime Rate Borrowing, not later than 1:00 p.m., Local Time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09(c), then such notice of prepayment may be revoked or extended if such notice of termination is revoked or extended in accordance with Section 2.09(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing or B/A Drawing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and in the same currency as provided in Section 2.02 or a drawing of B/As as provided in Section 2.06. Each prepayment of a Borrowing or a B/A Drawing shall be applied ratably to the Loans or B/As included in the prepaid Borrowing or B/A Drawing.

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a facility fee, which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender, whether used or unused, during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates; provided that, if any Lender continues to have any Revolving Credit Exposure under any Tranche after its Commitment under such Tranche terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure under such Tranche from and including the date on which such Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure under such Tranche. Accrued facility fees shall be payable in arrears on the first day of January, April, July and October of each year, commencing on the first such date to occur after the Restatement Effective Date and, with respect to the Commitments of any Tranche, on the date on which the Commitments of such Tranche shall terminate; provided that any facility fees accruing on the Revolving Credit Exposure under any Tranche after the date on which the Commitments under such Tranche terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent, in US Dollars for the account of each Tranche One Lender or each Tranche Two Lender, as applicable, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to LIBOR Revolving Loans, on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s applicable Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and the applicable Issuing Bank on the portion of the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder and other processing fees, and other standard costs and charges, of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Each Canadian Borrowing Subsidiary agrees to pay to the Administrative Agent, for the account of each Tranche One Lender, on each date on which B/As drawn by such Canadian Borrowing Subsidiary are accepted and purchased hereunder, in Canadian Dollars, an acceptance fee computed by multiplying the aggregate face amount of the B/As accepted by such Lender on such date by the product of (i) the Applicable Rate (being the applicable “B/A Stamping Fee” set forth in the definition of such term) on such date and (ii) a fraction, the numerator of which is the number of days in the Contract Period applicable to such B/As and the denominator of which is 365.

(d) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

 (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent or to the Issuing Banks (in the case of fees payable to them) for distribution (i) in the case of facility fees, to the Lenders and (ii) in the case of the participation fees, to the Tranche One Lenders or Tranche Two Lenders, as applicable, and (iii) in the case of acceptance fees, to the Tranche One Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Revolving Loans comprising each LIBOR Revolving Borrowing shall bear interest at (i) in the case of a Borrowing denominated in US Dollars, the Adjusted LIBO Rate and (ii) in the case of a Borrowing denominated in a currency other than US Dollars, the LIBO Rate, in each case for the Interest Period in effect for such Borrowing, plus the Applicable Rate.

(c) The Revolving Loans comprising each CDOR Revolving Borrowing shall bear interest at the CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Revolving Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(f) The Swingline Loans denominated in Sterling shall bear interest at the Sterling Overnight Rate plus the Applicable Rate.

(g) The Swingline Loans denominated in Euro shall bear interest at the Euro Overnight Rate plus the Applicable Rate.

(h) Notwithstanding the foregoing, if any principal of or interest on any Loan, B/A or LC Disbursement, any fee or any other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, B/A or LC Disbursement, 2% plus the interest rate or discount rate otherwise applicable to such Loan, B/A or LC Disbursement as provided in the preceding paragraphs of this Section or in Section 2.05 or 2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans made to the Company as provided in paragraph (a) of this Section.

(i) Accrued interest on each Loan under any Tranche shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments of such Tranche; provided that (i) interest accrued pursuant to paragraph (h) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan, a Canadian Prime Rate Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Revolving Loan, CDOR Revolving Loan or EURIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(j) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling, (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (iii) interest on CDOR Borrowings, Canadian Prime Rate Borrowings and acceptance fees shall each be computed on the basis of a year of 365 days (or, in the case of ABR Borrowings, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBO Rate, CDO Rate, EURIBO Rate, Euro Overnight Rate, Sterling Overnight Rate, Alternate Base Rate or Canadian Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing in any currency:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the CDO Rate or the EURIBO Rate, as the case may be (including because the applicable Screen Rate is not available or published on a current basis), for such currency or in respect of a Loan in such currency for such Interest Period; or

(ii) the Administrative Agent is advised by a majority in interest of the Lenders that would make Loans as part of such Borrowing that the Adjusted LIBO Rate, the LIBO Rate, the CDO Rate or the EURIBO Rate, as the case may be, for such currency or in respect of a Loan in such currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the applicable Borrower and the applicable Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or the continuation of any Revolving Borrowing as, an affected LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing, as the case may be, shall be ineffective, (B) any affected LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing that is requested to be continued shall (1) if denominated in US Dollars, be continued as an ABR Borrowing, or (2) otherwise, be repaid on the last day of the then current Interest Period applicable thereto and (C) any Borrowing Request for an affected LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing shall (1) if denominated in US Dollars, be deemed a request for an ABR Borrowing, or (2) otherwise, be ineffective.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in paragraph (a)(i) of this Section have arisen (including because the applicable Screen Rate is not available or published on a current basis) and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) of this Section have not arisen but (A) the supervisor for the administrator of the applicable Screen Rate has made a public statement that the administrator of the applicable Screen Rate is insolvent (and there is no successor administrator that will continue publication of the applicable Screen Rate), (B) the supervisor for the administrator or the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which the applicable Screen Rate will permanently or indefinitely cease to be published or (C) the supervisor for the administrator of the applicable Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the applicable Screen Rate may no longer be used for determining interest rates for loans denominated in the applicable currency, then the Administrative Agent and the Company shall endeavor in good faith to establish an alternate rate of interest to the applicable Screen Rate for such currency that gives due consideration to the then prevailing market convention in the United States for determining a rate of interest for syndicated loans denominated in the applicable currency at such time, and the Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (it being understood that such amendment shall not reduce the Applicable Rate); provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 11.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within 10 Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this paragraph (b) (in the case of subclause (C) thereof, prior to the applicable specified date), only to the extent the applicable Screen Rate for such Interest Period is not available or published at such time on a current basis), clauses (A), (B) and (C) of paragraph (a) of this Section shall be applicable.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender, any Issuing Bank or the London, European or Canadian interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans, CDOR Loans or EURIBOR Loans made by or any acceptance and purchase of B/As by such Lender or the funding of such Loans or any Letter of Credit or participations therein; or

(iii) subject any Credit Party to any Taxes on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than Other Connection Taxes imposed on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, continuing, converting to or maintaining any Loan or accepting and purchasing any B/As (or of maintaining its obligation to make any such Loan or to accept and purchase any such B/As) or to increase the cost to such Lender, Issuing Bank or such other Credit Party of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or such other Credit Party hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender, Issuing Bank or such other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines in good faith that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or B/As accepted and purchased by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, and the manner in which such amount or amounts have been calculated, as specified in paragraph (a) or (b) of this Section, shall be delivered to the Company and shall be conclusive and binding upon all parties hereto absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) The foregoing provisions of this Section shall not apply to Taxes imposed on or with respect to payments made by the Borrowers hereunder or Other Taxes, which Taxes shall be governed in each case solely by Section 2.17.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan, any CDOR Loan or any EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan, any CDOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan, any CDOR Loan or any EURIBOR Loan or to make any B/A Drawing on the date specified in any notice delivered pursuant hereto (regardless of whether any such notice may be revoked or extended in accordance herewith and is so revoked or extended) or (d) the assignment of any LIBOR Loan, any CDOR Loan or any EURIBOR Loan or the right to receive payment in respect of a B/A other than on the last day of the Interest Period or Contract Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but not for any lost profit) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) (A) with respect to a LIBOR Loan, a CDOR Loan or a EURIBOR Loan, the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the CDO Rate or the EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) or (B) with respect to a B/A, (x) in the case of an event described in clause (c) above, the face amount of such B/A minus the Discount Proceeds of such B/A and (y) in the case of an event described in clause (d) above, the face amount of such B/A minus amounts received as a result of such assignment over (ii) the amount of interest that would accrue on such principal amount or the Discount Proceeds applicable to such B/A for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London, European or Canadian interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Any payments by the applicable Borrowers in respect of B/As under this Section shall be made without duplication of any payment made by any Canadian Borrowing Subsidiary under Section 2.06(i).

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of a Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any withholding agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such withholding agent shall make such deductions or withholdings and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, any Other Taxes.

(c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Each Loan Party shall jointly and severally indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate setting forth the amount of such payment or liability delivered to the Company by the Administrative Agent (for its own account, or on behalf of a Lender) or a Lender shall be conclusive absent manifest error. A copy of such certificate shall also be delivered to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(f) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f) (i) Any Lender that, under the law of the jurisdiction in which a Borrower to which such Lender may be required to make Loans hereunder is resident or located (or any treaty to which such jurisdiction is a party), is entitled to an exemption from or a reduction of withholding Tax with respect to payments made under any Loan Document shall (in the case of a Loan to a Borrower who is not a UK Borrowing Subsidiary) deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that such Lender shall have first received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation. In the case of a Loan to a Borrower who is a UK Borrowing Subsidiary, the parties shall comply with the provisions of Section 2.17(h). In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.17(f), the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(g) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). Any Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Company. If any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower to which a Lender may be required to make Loans hereunder is a US Person:

(A) if such Lender is a US Person, such Lender shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) executed originals of IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding Tax;

(B) if such Lender is not a US Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) whichever of the following is applicable:

(1) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or a reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a US Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; and

(C) if such Lender is not a US Person, to the extent it is legally entitled to do so, it shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

(g) If a payment made to any Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company or the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

(h) (i) Each Lender which is a UK Qualifying Lender shall include an indication to that effect in such Lender’s Administrative Questionnaire, such indication to include details of which limb of the definition of UK Qualifying Lender is applicable to it (or otherwise provide such indication to the Administrative Agent and the Company, for the benefit of each Borrower that is a UK Subsidiary).

(ii) Subject to paragraphs (iii) and (iv) below, each UK Borrowing Subsidiary and any Lender which is not a UK Qualifying Lender and is entitled to an exemption from or a reduction of withholding Tax on interest under any applicable double taxation treaty to which the United Kingdom is a party shall, cooperate in completing any procedural formalities necessary for such Lender to receive payments under any Loan Document without withholding or deduction on account of Taxes imposed under the laws of the United Kingdom.

(iii) Each Lender that is entitled to an exemption from or a reduction of withholding Tax on interest under any applicable double taxation treaty to which the United Kingdom is a party, and that holds a passport number under the HMRC DT Passport Scheme and wishes that scheme to apply to this Agreement and the other Loan Documents, shall include an indication to that effect by including the scheme reference number and its jurisdiction of tax residence in such Lender’s Administrative Questionnaire (or otherwise provide the scheme reference number to the Administrative Agent and the Company, for the benefit of each UK Borrowing Subsidiary).

(iv) Without limiting paragraph (h)(ii) above, where a Lender includes the indication described in paragraph (h)(iii) above, each UK Borrowing Subsidiary shall make a Borrower DTTP Filing with respect to each such Lender within 30 days of the date such UK Borrowing Subsidiary becomes a Borrowing Subsidiary (or, in the case of any Lender becoming a Lender hereunder after the date such UK Borrowing Subsidiary becomes a Borrowing Subsidiary, within 30 days of the date such Lender becomes a Lender hereunder), and in each case shall promptly provide such Lender with a copy of that filing; provided that if:

(A)   each UK Borrowing Subsidiary making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B)   each UK Borrowing Subsidiary making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1) such Borrower DTTP Filing has been rejected by HMRC; or

(2) HMRC has not given such UK Borrowing Subsidiary authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;

and, in each case, such UK Borrowing Subsidiary has notified such Lender in writing of the circumstances referred to in clause (1) or (2) above, then such Lender and such UK Borrowing Subsidiary shall cooperate in completing any additional procedural formalities necessary for such UK Borrowing Subsidiary to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(v) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(iii) above, no UK Borrowing Subsidiary shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of such Lender’s Commitment (or LC Commitment, where such Lender is an Issuing Bank) or its participation in any Loan unless such Lender otherwise agrees.

(vi) Each UK Borrowing Subsidiary shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vii) Each Lender shall notify the UK Borrowing Subsidiaries and Administrative Agent if it determines in its sole discretion that it ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Borrowing Subsidiary hereunder.

(i) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(i), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower pursuant to this Section 2.17(i) to the extent such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or other Person.

(j) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(k) If any Governmental Authority shall determine that the Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any Lender (whether because such recipient failed to deliver or to complete properly any form or to notify the Administrative Agent of a change in circumstances that affected its exemption from withholding or for any other reason), such Lender shall indemnify the Administrative Agent for all amounts paid, directly or indirectly, by the Administrative Agent as a result of such determination, including any penalties or interest assessed by such Governmental Authority, and including Taxes imposed on amounts payable to the Administrative Agent under this subsection, together with all reasonable costs and expenses related thereto.

(l) For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA. For purposes of determining withholding Taxes imposed under FATCA, the Loan Parties and the Administrative Agent shall treat (and the Lenders and the Issuing Banks hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without defense, set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein shall be made directly to such parties and payments pursuant to Sections 2.15, 2.16, 2.17, 2.20 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan, B/A or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan, B/A or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by the Administrative Agent from any Borrower (or from the Company as guarantor of the Obligations of such Borrower pursuant to Article X) and available to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of the Loans and B/As, unreimbursed LC Disbursements and other Obligations then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of its Loans, B/As, participations in LC Disbursements or Swingline Loans or accrued interest on any of the foregoing (collectively, “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as it may be amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any Eligible Assignee or participant, other than to the Company or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each applicable Lender or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (A) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in any other currency, the greater of (x) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, which determination will be conclusive absent manifest error, and, in any event with respect to any amount denominated in Euro or Sterling, not less than the Euro Overnight Rate or the Sterling Overnight Rate, as applicable, and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.07(b), 2.18(d) or 11.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or 2.20, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its affected Loans or other extensions of credit hereunder or to assign its affected rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17 or 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or 2.20, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender, (iv) any Lender is a Non-Extending Lender or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 11.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 11.02 does not require the consent of the Required Lenders, a majority in interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15, 2.17 and 2.20) and obligations under the Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights (other than such existing rights) and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment or LC Exposure or Swingline Exposure is being assigned, each Issuing Bank or the applicable Swingline Lender, as the case may be), which consent, in each case, shall not be unreasonably withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and B/As and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or 2.20 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments, (D) such assignment does not conflict with applicable law, (E) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Extending Lender, the assignee shall have agreed to the applicable Extension and (F) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Foreign Subsidiary Costs. (a) If the cost to any Lender or Issuing Bank of making, continuing, converting to or maintaining any Loan to, or accepting and purchasing any B/A (or of maintaining its obligation to make any such Loan or to accept and purchase any such B/A) of, or participating in, issuing or maintaining any Letter of Credit or Swingline Loan issued for the account of or made to, any Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender or Issuing Bank to be material, by reason of the fact that such Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the United Kingdom, the Republic of Ireland or Canada, such Borrower shall indemnify such Lender or Issuing Bank for such increased cost or reduction within 15 days after demand by such Lender or Issuing Bank (with a copy to the Administrative Agent). A certificate of such Lender or Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(b) Each Lender and Issuing Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Lender or Issuing Bank to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender or Issuing Bank obtains actual knowledge thereof; provided that (i) if any Lender or Issuing Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender or Issuing Bank shall, with respect to compensation payable pursuant to this Section in respect of any costs or reductions resulting from such event, only be entitled to payment under this Section for costs or reductions incurred from and after the date 45 days prior to the date that such Lender or Issuing Bank does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

(c) Notwithstanding the foregoing, no Lender shall be entitled to compensation under this Section to the extent the applicable Borrower is a Borrower at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor was entitled immediately prior to the assignment to such Lender to receive compensation with respect to such increased costs or reductions pursuant to this Section.

(d) The foregoing provisions of this Section shall not apply to Taxes imposed on or with respect to payments made by the Borrowers hereunder or Other Taxes, which Taxes shall be governed in each case solely by Section 2.17.

SECTION 2.21. Designation of Borrowing Subsidiaries. The Company may at any time and from time to time designate any US Subsidiary, UK Subsidiary, Irish Subsidiary or Canadian Subsidiary or, with the prior written consent of each Lender and Issuing Bank, any other Subsidiary, as a Borrower, in each case by delivery to the Administrative Agent of a Borrower Joinder Agreement executed by such Subsidiary and by the Company, and upon such delivery and the satisfaction of the other conditions set forth in Section 4.02, such Subsidiary shall for all purposes of this Agreement be a Borrower and a party to this Agreement. Any Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until the Company shall have executed and delivered to the Administrative Agent a Borrower Termination Agreement with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary hereunder. Notwithstanding the foregoing, (a) no Borrower Joinder Agreement shall become effective as to any Subsidiary if, within a period of time after the delivery of the applicable Borrower Joinder Agreement to be reasonably determined by the Administrative Agent, any Lender or Issuing Bank shall have advised the Administrative Agent in writing that it shall be unlawful for such Subsidiary to become a Borrower hereunder or, in the case of any Lender or Issuing Bank participating in a Tranche under which such Subsidiary may borrow or obtain other extensions of credit, it shall be unlawful for such Lender or Issuing Bank to make Loans or otherwise extend credit to such Subsidiary as provided herein and (b) no Borrower Termination Agreement will become effective as to any Borrowing Subsidiary until all Loans made to and B/As drawn by such Borrowing Subsidiary shall have been repaid, all Letters of Credit issued for the account of such Borrowing Subsidiary have been drawn in full or have expired and all amounts payable by such Borrowing Subsidiary in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent, any Lender or any Issuing Bank, any other amounts payable hereunder by such Borrowing Subsidiary) shall have been paid in full; provided that such Borrower Termination Agreement shall be effective to terminate the right of such Borrowing Subsidiary to request or receive further extensions of credit under this Agreement. As soon as practicable upon receipt of a Borrower Joinder Agreement, the Administrative Agent shall send a copy thereof to each Lender and Issuing Bank.

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the facility fees shall continue to accrue on the amount of the Commitment of such Defaulting Lender pursuant to Section 2.12(a) only to the extent of the Revolving Credit Exposure of such Defaulting Lender (excluding any portion thereof constituting Swingline Exposure or LC Exposure of such Defaulting Lender that is subject to reallocation under clause (c)(i) below);

(b) the Commitments and Revolving Credit Exposures of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposures and LC Exposures of such Defaulting Lender (other than (A) in the case of a Defaulting Lender that is a Swingline Lender, any portion of such Swingline Exposure referred to in clause (b) of the definition of the terms Tranche One Swingline Exposure or Tranche Two Swingline Exposure, (B) any portion of such Swingline Exposure with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c) and (C) any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the non-Defaulting Tranche One Lenders or non-Defaulting Tranche Two Lenders, as applicable, in proportion to their respective Tranche One Percentages or Tranche Two Percentages, as applicable, but only to the extent that (A) (x) the sum of all non-Defaulting Tranche One Lenders’ Tranche One Revolving Credit Exposures plus such Defaulting Lender’s Tranche One Swingline Exposure (other than any portion thereof referred to in the parenthetical clause above) and Tranche One LC Exposure (other than any portion thereof referred to in the parenthetical clause above) does not exceed the total of all non-Defaulting Tranche One Lenders’ Tranche One Commitments and (y) after giving effect to such reallocation, the Tranche One Revolving Credit Exposure of any non-Defaulting Lender does not exceed the Tranche One Commitment of such Lender and (B) (x) the sum of all non-Defaulting Tranche Two Lenders’ Tranche Two Revolving Credit Exposures plus such Defaulting Lender’s Tranche Two Swingline Exposure (other than any portion thereof referred to in the parenthetical clause above) and Tranche Two LC Exposure (other than any portion thereof referred to in the parenthetical clause above) does not exceed the total of all non-Defaulting Tranche Two Lenders’ Tranche Two Commitments and (y) after giving effect to such reallocation, the Tranche Two Revolving Credit Exposure of any non-Defaulting Lender does not exceed the Tranche Two Commitment of such Lender; provided that this clause (c)(i) shall not apply if, at the time the reallocation provided for herein would otherwise have been made, an Event of Default has occurred and is continuing;

(ii) if the reallocations described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall, within one Business Day following notice by the Administrative Agent (after giving effect to any partial reallocation pursuant to clause (i) above), (x) first, prepay the portion of such Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (y) second, cash collateralize for the benefit of the Issuing Banks the Borrowers’ obligations corresponding to the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated, such cash collateralization to be in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with the amounts of such LC Exposure allocated to the non-Defaulting Lenders;

(v) if all or any portion of such Defaulting Lender’s Swingline Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Swingline Lenders or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.12(a) to such Defaulting Lender with respect to such portion of its Swingline Exposure shall be payable to the applicable Swingline Lender until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(vi) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.12(a) to such Defaulting Lender with respect to such portion of its LC Exposure, and all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure, shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless it is satisfied that the Defaulting Lender’s Swingline Exposure and LC Exposure will be 100% reallocated to the non-Defaulting Lenders and/or cash collateralized as provided above, and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders of the applicable Tranche in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a parent entity of any Lender shall occur following the Restatement Effective Date and for so long as such event shall continue or (ii) a Swingline Lender or an Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, reasonably satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to eliminate any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposures and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitments and on such date such Lender shall purchase at par such of the Tranche One Loans and/or Tranche Two Loans of the other Lenders, and such funded participations in Swingline Loans and LC Disbursements, as the Administrative Agent shall determine to be necessary in order for the Lenders to hold such Loans and funded participations in accordance with their applicable Tranche Percentages, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 11.02 and this Section during such period shall be binding on it).

The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.22 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, each Issuing Bank, the Swingline Lender, the Company or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.23. Extension of Maturity Date.

(a) The Company may, up to two times after the Restatement Effective Date, by written notice (an “Extension Notice”) delivered to the Administrative Agent, request an extension (each, an “Extension”) of the Maturity Date to a date no later than the first anniversary of the then existing Maturity Date (such existing Maturity Date, the “Existing Maturity Date”), provided that not more than a single Extension may be effected in any period of 12 consecutive months and, after giving effect thereto, the Maturity Date may not be more than five years after the applicable Extension Closing Date (as defined below).

(b) The Administrative Agent shall promptly furnish a copy of each Extension Notice to each Lender, and shall request that each Lender advise the Administrative Agent whether or not such Lender agrees to the requested Extension within 20 days of delivery to such Lender of such Extension Notice; provided that any Lender that does not advise the Administrative Agent by the 20th day after the date of such Extension Notice shall be deemed to be have declined the requested Extension (each Lender agreeing to the requested Extension being called an “Extending Lender”, and each Lender declining or deemed to have declined to agree to the requested Extension being called a “Non-Extending Lender”). The decision to agree or withhold agreement to any Extension hereunder shall be at the sole discretion of each Lender. If Lenders constituting not less than the Required Lenders shall have agreed to extend the Maturity Date before the anniversary of the Restatement Effective Date immediately following the delivery of the applicable Extension Notice, then, effective as of the Extension Closing Date (as defined below) with respect thereto, the Maturity Date applicable to the Extending Lenders shall be the first anniversary of the Existing Maturity Date; provided that no extension of the Maturity Date pursuant to this Section 2.23 shall become effective unless (the first date on which such consent of the Required Lenders is obtained and the conditions specified in this proviso are satisfied with respect to the applicable Extension being called the “Extension Closing Date”) on the applicable Extension Closing Date, the conditions set forth in Sections 4.01(a) and 4.01(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such Extension) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. The Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date, and the principal amount of any outstanding Loans made by such Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder shall be due and payable on the Existing Maturity Date. Notwithstanding the foregoing provisions of this paragraph, the terms “Availability Period” and “Maturity Date” (without taking into consideration any extension pursuant to this Section 2.23), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank or any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or any Swingline Lender shall not have consented to any Extension, (1) such Issuing Bank or such Swingline Lender, as applicable, shall continue to have all the rights and obligations of an Issuing Bank or a Swingline Lender, as applicable, hereunder through the applicable Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit or make any Swingline Loan (but shall, in each case, continue to be entitled to the benefits of Sections 2.04, 2.05, 2.15, 2.17, 2.20 and 11.03, as applicable, as to Letters of Credit or Swingline Loans issued or made prior to such time), and (2) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank and the Swingline Exposure attributable to Swingline Loans made by such Swingline Lender to be zero no later than the day on which such LC Exposure or Swingline Exposure, as applicable, would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Maturity Date pursuant to this paragraph (and in any event, no later than such Existing Maturity Date)).

ARTICLE III

Representations and Warranties

The Company represents and warrants, and each Borrower represents and warrants as to itself and its subsidiaries, to the Lenders that:

SECTION 3.01. Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business and is in good standing in every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership or other applicable powers and have been duly authorized by all necessary corporate, partnership and, if required, stockholder or other equityholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts; Margin Stock.  (a) The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party (other than Liens created hereunder).

(b) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). No part of the proceeds of any Loan or B/A will be used, whether directly or indirectly, for any purpose that would entail a violation of such Regulation U. Following the application of the proceeds of each Loan or B/A, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the restrictions of Section 6.02 or 6.04 will be margin stock (within the meaning of Regulation U).

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended September 30, 2018, audited and reported on by Ernst & Young LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended December 31, 2018 and March 31 and June 30, 2019, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since September 30, 2018, there has been no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) The Company and each of the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including the United States Food and Drug Administration and the corresponding Governmental Authorities in Canada, the United Kingdom and the Republic of Ireland) pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Any excess of the accumulated benefits under one or more Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) over the fair market value of the assets of such Plan or Plans is in an amount that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. (a) The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b) As of the Restatement Effective Date, to the best knowledge of the Company, the information included in each Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12. Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. As of the Restatement Effective Date, all premiums in respect of such insurance have been paid to the extent due.

SECTION 3.13. Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

SECTION 3.14. Anti-Corruption Laws and Sanctions. The Company has implemented and will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or agent of the Company or any Subsidiary, is a Sanctioned Person. No Borrowing will be made, Letter of Credit obtained or B/A issued (a) for the purpose of funding payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in violation of applicable Anti-Corruption Laws or (b) for the purpose of financing the activities or transactions of or with any Sanctioned Person or in any Sanctioned Country, in each case, to the extent it would result in a violation of any applicable law by any party hereto.

ARTICLE IV

Conditions

SECTION 4.01.  Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing or to accept and purchase B/As on the occasion of any B/A Drawing, and of each Issuing Bank to issue, amend or extend any Letter of Credit is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) With the exception of the representations and warranties set forth in Sections 3.04(b) and 3.06(a), which must be true and correct in all material respects only on the Restatement Effective Date or the applicable Increase Effective Date or Extension Closing Date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except in the case of those representations and warranties already qualified by materiality, which shall be true and complete in all respects) on and as of the date of such Borrowing or B/A Drawing or the date of issuance, amendment or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or B/A Drawing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than any conversion or continuation of a Loan) or B/A Drawing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.02. Effectiveness of Designation of each Additional Borrowing Subsidiary. The effectiveness of the designation of any Subsidiary as a Borrowing Subsidiary in accordance with Section 2.21 is subject to the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrower Joinder Agreement duly executed by all parties thereto.

(b) The Administrative Agent shall have received such documents (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrower, the authorization and legality of the Transactions insofar as they relate to such Borrower and any other legal matters relating to such Borrower, its Borrower Joinder Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent and the Lenders shall have received all documentation and other information relating to such Borrower requested by them for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and each B/A and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees, and each Borrower covenants and agrees, as to itself and its subsidiaries, with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent, which will make available to each Lender:

(a) as soon as available, and in any event within 95 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related audited consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, in each case setting forth in comparative form the figures for the previous fiscal year, all reported on by an independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) as soon as available, and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter (other than in the case of the statements of cash flows) and the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within five Business Days after any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements referred to in Section 3.04 or theretofore most recently delivered under clause (a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, the Company will provide to each Lender copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(e) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act or Beneficial Ownership Regulation; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs, assets and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request, it being understood that the Company may require any Lender receiving such information to confirm in writing its confidentiality obligations under Section 11.12.

Information required to be delivered pursuant to clauses (a), (b) and (d) of this Section shall be deemed to have been delivered on the date on which the Company posts such information, or the annual or quarterly reports containing such information, on the Company’s website at http://www.amerisourcebergen.com or such information, or such reports, shall be available on the Securities and Exchange Commission’s website at http://www.sec.gov or on an Electronic System.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender, promptly after any Financial Officer or other executive officer of the Company obtains knowledge thereof, written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the control person or list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except (other than as to the preservation of the legal existence of any Loan Party) where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Taxes. The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained (as reasonably determined by the Company) by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection and Audit Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which true and correct in all material respects entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent registered public accounting firm, all at such reasonable times and as often as reasonably requested, subject to such reasonable notice requirements and other procedures as shall from time to time be agreed upon by the Company and the Administrative Agent.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds and Letters of Credit. (a) The proceeds of the Loans and B/As will be used only for the purposes set forth in the introductory statements to this Agreement. No part of the proceeds of any Loan or B/A will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes of the Company and its Subsidiaries.

(b) No Borrower will use or permit the use of the proceeds of any Borrowing, any B/A or any Letter of Credit (i) for the purpose of financing a payment to any Person in violation of applicable Anti-Corruption Laws, (ii) for the purpose of financing any activity or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any applicable Sanctions by any party hereto.

SECTION 5.09. Senior Debt Status. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Indebtedness that by its terms is subordinated to any other Indebtedness of the Company or such other Loan Party, the Company shall take, or cause such other Loan Party to take, all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and, if relevant, as “designated senior indebtedness” in respect of all such subordinated Indebtedness and are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and each B/A and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees, and each Borrower covenants and agrees, as to itself and its subsidiaries, with the Lenders that:

SECTION 6.01. Subsidiary Indebtedness. The Company will not permit any Subsidiary to enter into any inventory securitization transaction or to create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness of a Securitization Entity under the Existing Securitization or any other Securitization;

(b) Indebtedness of Subsidiaries under this Agreement;

(c) Indebtedness of any Domestic Subsidiary owed to the Company or any other Domestic Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary;

(d) Indebtedness of any Foreign Subsidiary owed to the Company or to any other Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary;

(e) Indebtedness of any Domestic Subsidiary that shall have executed and delivered an irrevocable Guarantee of the Obligations satisfactory in form and substance to the Administrative Agent (which, in the case of any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act, will be qualified as required to ensure compliance with the Commodity Exchange Act and any regulations thereunder);

(f) Indebtedness of any Foreign Subsidiary; provided that (i) such Indebtedness shall not be Guaranteed by the Company or any Domestic Subsidiary and (ii) at the time of and after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount of all Indebtedness outstanding in reliance on this clause (f) does not exceed 20% of that portion of the Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) as is attributable to Foreign Subsidiaries;

(g) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets acquired, constructed or improved by such Subsidiary; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(h) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Material Acquisition consummated after the Restatement Effective Date, provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, consolidation or amalgamation) or such assets being acquired, and any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(i) other Indebtedness of any Subsidiary; provided that at the time of and after giving effect to the incurrence of any such Indebtedness, (i) the aggregate principal amount of all Indebtedness outstanding in reliance on this clause (i) does not exceed 5% of Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, are referred to in Section 3.04(a)) and (ii) the aggregate principal amount of all Indebtedness of Domestic Subsidiaries outstanding in reliance on this clause (i) does not exceed 1% of Consolidated Tangible Assets as of the end of such most recent fiscal quarter; and

(j) Indebtedness of any Domestic Subsidiary owed to any Foreign Subsidiary; provided that the aggregate principal amount of all Indebtedness outstanding in reliance on this clause (j) does not exceed US$900,000,000 at any time.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) (i) Permitted Encumbrances and (ii) Liens created under the Loan Documents;

(b) any Lien on any asset of the Company or any Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(c) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date prior to the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including any Capital Lease Obligations or other Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other assets of the Company or any Subsidiary;

(e) Liens on accounts receivable and the Proceeds thereof existing or deemed to exist in connection with (i) any Supply Chain Financing Arrangement, solely to the extent arising as a result of a recharacterization of a sale of accounts receivable thereunder, or (ii) any Securitization permitted pursuant to Section 6.01;

(f) Liens on assets of any Foreign Subsidiary (other than any Borrower) securing Indebtedness of any Foreign Subsidiary permitted by Section 6.01;

(g) Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow; and

(h) other Liens securing obligations not greater than US$100,000,000 in the aggregate outstanding at any time.

SECTION 6.03. Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and (A) if any party to such merger is a Designated Subsidiary, the surviving entity is a Designated Subsidiary and (B) if any party to such merger is a Borrower, the surviving entity is a Borrower), (iii) any acquisition may be accomplished by a merger of one or more Subsidiaries in a transaction in which the surviving entity is a Subsidiary (and (A) if any party to such merger is a Designated Subsidiary, the surviving entity is a Designated Subsidiary and (B) if any party to such merger is a Borrower, the surviving entity is a Borrower) and (iv) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

(b) The Company will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto or to the healthcare industry.

SECTION 6.04. Asset Sales. The Company will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to any Person.

SECTION 6.05. Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter to exceed 3.50 to 1.00; provided that upon the consummation of any Material Acquisition that involves payment of cash consideration of at least US$500,000,000 and the written election of the Company to the Administrative Agent (which shall deliver a copy to the Lenders), the maximum permitted Leverage Ratio set forth above shall increase to 4.00 to 1.00, with respect to the last day of the fiscal quarter of the Company during which such Material Acquisition is consummated and the last day of the first, second and third full fiscal quarters of the Company ending after the date of the consummation of such Material Acquisition; provided, however, that the Company shall not be permitted to make such an election if the Company has theretofore made such an election unless (a) at least two consecutive full fiscal quarters of the Company shall have ended since the date of such prior election without an increase being in effect or (b) the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company ended since the date of such prior election did not exceed 3.50 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any B/A or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of any Borrower) or 5.08 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable prior to the expiration of any grace period applicable to such payment;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or there shall occur any default, event of default, event of termination or other event that results in, or entitles any person other than the Company or a Subsidiary to cause, the acceleration of any Indebtedness, or the termination of the purchase of accounts receivable, under any Securitization; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase or redemption thereof or (iii) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(v)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 which is not paid or fully covered by insurance shall be rendered against any Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Significant Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) any Guarantee under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, binding and enforceable obligation of the Company or the applicable Loan Party; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans and all payment obligations of the Borrowers in respect of B/As then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and all payment obligations of the Borrowers in respect of B/As so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder or under any of the other Loan Documents, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall immediately and automatically terminate, the principal of the Loans and all payment obligations of the Borrowers in respect of B/As then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder or under any of the other Loan Documents, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder and under the other Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “Notice of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan or B/A, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or B/A or the issuance, amendment or extension of such Letter of Credit. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from (A) any confirmation of the Revolving Credit Exposure or the component amounts thereof (B) any determination made by it under Section 1.05 or (C) the form or substance of any Guarantee executed by any Domestic Subsidiary as contemplated by Section 6.01(e).

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties, including through its Toronto or London branches as applicable. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or wilful misconduct in the selection of such sub-agents.

Subject to the provisions of this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject (except during the existence of an Event of Default) to the approval of the Company (not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, subject (except during the existence of an Event of Default) to the approval of the Company (not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17, 2.20 and 11.03) allowed in such judicial proceeding; and

(b)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 11.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by becoming a party to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.

Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and the Arrangers in their sole discretion, and such Lender.

In addition, unless either the immediately preceding clause (i) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent and the Arrangers are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Arrangers under this Agreement, any Loan Document or any documents related hereto or thereto).

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s right to approve a successor Administrative Agent as set forth above, none of the Company or any other Loan Party shall have any rights as a third-party beneficiary of any such provisions.

ARTICLE IX

Collection Allocation Mechanism

On the CAM Exchange Date, (a) the Commitments shall automatically and without further act be terminated as provided in Article VII, (b) each Lender shall become obligated to fund, within one Business Day, all participations in outstanding Swingline Loans held by it (it being agreed that the CAM Exchange shall not result in a reallocation of such funding obligations, but only of the funded participations resulting therefrom) and (c) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 11.04 and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph), but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Commitments or Loans.

In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement of either Tranche by an Issuing Bank that is not reimbursed by the applicable Borrower, then (a) each Lender of such Tranche shall, in accordance with Section 2.05(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s Tranche One Percentage or Tranche Two Percentage, as the case may be, of such LC Disbursement (without giving effect to the CAM Exchange), (b) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (c) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive absent manifest error.

ARTICLE X

Guarantee

In order to induce the Lenders and the Issuing Banks to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower or other obligor of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement, (d) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations, (e) any decree or order, or any law or regulation of any jurisdiction or event affecting any term of an Obligation or (f) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation or any other circumstance that might constitute a defense of the Company or any other Borrower or obligor, and any defense arising from the foregoing is hereby waived.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of all the Obligations), and any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise (other than for the indefeasible payment in full of all the Obligations) is hereby waived.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or other obligor or otherwise.

In furtherance of the foregoing, and not in limitation of any other right, the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower or other obligor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or Lender in cash an amount equal to the unpaid principal amount of such Obligation then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower or other obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower or other obligor to the Administrative Agent, the Issuing Bank and the Lenders.

ARTICLE XI

Miscellaneous

SECTION 11.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (c)   below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the Company, to it at 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087, Attention of J.F. Quinn, Vice President and Treasurer (Fax No. (610) 727-3639), with a copy to the Company, Attention John G. Chou, Executive Vice President and Chief Legal & Business Officer;

(ii) if to any Borrower (other than the Company), to it in care of the Company as provided in clause (i) above;

(iii) if to the Administrative Agent or to JPMorgan, in its capacity as a Swingline Lender or an Issuing Bank, as follows: (a) if such notice relates to a Loan or Borrowing denominated in US Dollars, Euro, Sterling or a Designated Currency, or does not relate to any particular Loan, Borrowing or Letter of Credit, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5, 1st Floor, Newark, DE 19713-2107, Attention of Loan & Agency Services Group and James Linden (Phone No. (302) 634-3919, Fax No. (201) 244-3500, Email: james.linden@chase.com) with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, NY 10179, Attention of Dawn Lee Lum (Fax No. (212) 270-3279, Email: dawn.leelum@jpmorgan.com), (b) if such notice relates to a Loan or Borrowing denominated in Canadian Dollars, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5, 1st Floor, Newark, DE 19713-2107, Attention of Loan & Agency Services Group and James Linden (Phone No. (302) 634-3919, Fax No. (201) 244-3500, Email: james.linden@chase.com) with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, NY 10179, Attention of Dawn Lee Lum (Fax No. (212) 270-3279, Email: dawn.leelum@jpmorgan.com), and (c) if such notice relates to a Letter of Credit, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, Floor 4, Tampa, FL 33610, Attention of Standby LC Unit (Phone No. (800) 364-1969, Fax No. (856) 294-5267, Email: gts.ib.standby@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, NY 10179, United States, Attention of Dawn Lee Lum (Fax No.: (212) 270-3279, Email: dawn.leelum@jpmorgan.com); and

(iv) if to any other Issuing Bank, Swingline Lender or Lender, to it at its address (or telephone number, email address and fax number, as applicable) set forth in its Administrative Questionnaire.

(b) Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices and other communications delivered through Electronic Systems to the extent provided in paragraph (c) below shall be effective as provided in such paragraph.

(c) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email) or using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication or using Electronic Systems. Any notices or other communications to the Administrative Agent or any Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited or rescinded by such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address, telephone number, email or fax number for notices and other communications hereunder by notice to the other parties hereto.

(e) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications available to the Lenders and Issuing Banks by posting the Communications on an Electronic System. Any Electronic System used by the Administrative Agent is provided “as is” and “as available”. The Administrative Agent and its Related Parties do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or its Related Parties in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental, consequential or punitive damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System.

SECTION 11.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan, acceptance and purchase of a B/A or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 11.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, payment obligation in respect of a B/A or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled maturity of any Loan or B/A, or the required date of reimbursement of any LC Disbursement, or any scheduled date for the payment of any interest or fees payable hereunder (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.13(h)), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.13(h)), without the written consent of each Lender affected thereby, (iv) change Section 2.05(c) to permit any Letter of Credit to expire after the date specified in such Section without the written consent of each Lender affected thereby, (v) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release the Company from its Guarantee under Article X, or limit the liability of the Company in respect of such Guarantee, without the written consent of each Lender or (viii) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments or prepayments due to Lenders with Commitments or Obligations of any Class differently than those with Commitments or Obligations of any other Class, without the written consent of Lenders holding a majority in interest of the Commitments and outstanding Revolving Loans and B/As of the adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders under one Tranche (but not of Lenders under the other Tranche) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the Lenders under the affected Tranche.

(c) Notwithstanding anything to the contrary in paragraph (b) of this Section:

(i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(ii) any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks and the Swingline Lenders) if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made and B/A accepted by it and all other amounts owing to it or accrued for its account under this Agreement;

(iii) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders;

(iv) this Agreement may be amended in a manner provided in Sections 2.05(j), 2.05(k), 2.09(d), 2.09(f), 2.14(b) and 2.23;

(v) this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.21 and, in connection with any Borrowing Subsidiary becoming a party hereto, this Agreement (including the Exhibits hereto) may be amended by an agreement in writing entered into by the Company and the Administrative Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith;

(vi) in connection with the addition of any new currency as a Designated Currency under any Tranche in accordance with the definition of such term, this Agreement (including the Exhibits hereto) may be amended by an agreement in writing entered into by the Company and the Administrative Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith;

(vii) the Administrative Agent and the applicable Issuing Bank may enter into agreements referred to in Section 2.05(j), and the term “LC Commitment”, as such term is used in reference to such Issuing Bank, may be modified as contemplated by the definition of such term; and

(viii) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of Section 11.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 11.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 11.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, the Arrangers and their Affiliates, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Arranger, Issuing Bank or Lender, including the fees, charges and disbursements of any outside counsel for the Administrative Agent or such Arranger, Issuing Bank or Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made, the B/As accepted and purchased or the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, B/As or Letters of Credit.

(b) The Company shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, (ii) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (iii) any Loan, B/A or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any Environmental Liability related in any way to the Company or any of the Subsidiaries or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated by any Indemnitee, any party hereto or a third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or wilful misconduct of such Indemnitee or (B) the breach by such Indemnitee in bad faith of its obligations under the Loan Documents.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Issuing Bank or Swingline Lender, or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or Swingline Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or such Swingline Lender in its capacity or in fulfilling its role as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or any Swingline Lender in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate Revolving Credit Exposures (provided that, for purposes of this definition, the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Tranche One Swingline Exposure in excess of its Tranche One Percentage of all outstanding Tranche One Swingline Loans and any amount of its Tranche Two Swingline Exposure in excess of its Tranche Two Percentage of all outstanding Tranche Two Swingline Loans, and the unused Commitments of such Lender shall be determined without regard to any such excess amounts) and unused Commitments at the time (or most recently outstanding and in effect).

(d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, B/A or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 11.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (f) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments under any Tranche and the Loans and other amounts at the time owing to it under any Tranche) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)   the Company; provided that (x) no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;

(B) the Administrative Agent;

(C) each Issuing Bank; and

(D) each Swingline Lender that shall have agreed to make Swingline Loans under the applicable Tranche.

(ii) Assignments shall be subject to the following additional conditions:

(A)   except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of any Commitment of the assigning Lender, the amount of each Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent shall otherwise consent; provided that (x) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;

(B)   each partial assignment of a Commitment and extensions of credit under a Tranche shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under such Tranche;

(C)   the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System), together with a processing and recordation fee of US$3,500; and

(D)   the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17 and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, State and foreign securities laws.

(c) Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.20 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, Issuing Bank and Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(f) Any Lender may, without the consent of the Company, the Administrative Agent, the Issuing Banks or any other Lender, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and its Loans and other extensions of credit hereunder); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15, 2.17 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, the acceptance and purchase of any B/As and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrowers are required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.16, 2.17, 2.20 and 11.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.20 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and B/As, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent or to the Arrangers and their Affiliates and any provisions in any commitment letter executed and delivered by the Company in connection with the transactions contemplated hereby that by the express terms of such commitment letter survive the execution or effectiveness of this Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Company or any Borrower against any of and all the obligations of the Company, whether in its capacity as a Borrower or guarantor, or any other such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have.

SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, and each of the Borrowers hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it shall be brought, and heard and determined, exclusively in such Federal court or, in the event such Federal court lacks subject matter jurisdiction, such New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Borrowing Subsidiary that is not a US Subsidiary hereby irrevocably designates, appoints and empowers the Company (with a mandatory copy to the Philadelphia office of Morgan, Lewis & Bockius LLP, having its address at 1701 Market Street, Philadelphia PA 19103, Attention of Michael Pedrick, Esq.), as its process agent to receive for and on its behalf service of process in any legal action or proceeding arising out of or relating to this Agreement. It is understood that a copy of any such process served on the Company, as process agent, shall be promptly forwarded by registered mail by the Person commencing such proceeding to such Borrowing Subsidiary at the address specified in Section 11.01, but the failure of such Borrowing Subsidiary to receive such copy shall not affect in any way the service of such process as aforesaid.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in the Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f) In the event any Loan Party or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Loan Party hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.

SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12. Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any manner except in connection with this Agreement, except that Information may be disclosed (a) to its and its Affiliates’ Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (b) to the extent requested by any governmental, supervisory or regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being understood that, other than in the case of any request by any bank regulatory authority exercising examination or audit authority, it will to the extent reasonably practicable provide the Company with an opportunity to request confidential treatment from such authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations, (g) with the written consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Company or any Subsidiary or (ii) becomes available to the Administrative Agent, such Issuing Bank or such Lender on a nonconfidential basis from a source other than the Company, (i) on a confidential basis to (i) any rating agency in connection with the rating of the Company or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, (j) to market data collectors, similar service providers, including league table providers, to the lending industry, in each case, information of the type routinely provided to such providers and (k) to service providers to the Administrative Agent or any of the Lenders in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality). For the purposes of this Section, “Information” means all confidential information received from the Company relating to the Company or its businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any extension of credit hereunder, together with all fees, charges and other amounts which are treated as interest on such extension of credit under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender that made such extension of credit in accordance with applicable law, the rate of interest payable in respect of such extension of credit hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such extension of credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other extensions of credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.14. Certain Notices. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. In addition, each Lender hereby notifies the Borrowers that under the Credit Reporting Act 2013 of Ireland, Lenders are required to provide personal and credit information for credit applications and credit agreements of €500 and above to the Central Credit Register of Ireland, and that this information will be held in such Central Credit Register and may be used by other lenders when making decisions on the credit applications and credit agreements of the Borrowers.

SECTION 11.15. Non-Public Information. (a) Each Lender acknowledges that all information furnished to it pursuant to this Agreement by the Company or on its behalf and relating to the Company, the Subsidiaries or their businesses may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with the procedures and applicable law, including Federal, state and foreign securities laws.

(b) All such information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

SECTION 11.16. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges to be bound by:

(a) the application of any Write-Down and Conversion Power by any EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 11.17. No Fiduciary Duty. The Company agrees that in connection with all aspects of the Transactions and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Banks, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Issuing Banks, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such Transactions or communications. To the fullest extent permitted by law, the Borrowers hereby agree not to assert any claims against the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any of their respective Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.18. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 11.19. Company as Agent of Borrowing Subsidiaries. Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (a) the giving and receipt of notices (including any Borrowing Request and any Interest Election Request) and (b) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 11.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.

SECTION 11.20. Acknowledgment Regarding any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.